                                            SCHEDULE 14A INFORMATION

                              Proxy Statement Pursuant to Section 14(a) of the Securities
                                              Exchange Act of 1934

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Check the appropriate box:

[_]   Preliminary Proxy Statement

[_]   Confidential, for Use of the
      Commission only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to ss. 240.14a-12

                                          The Phoenix Companies, Inc.

                                (Name of Registrant as Specified In Its Charter)

                    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[_]   Fee paid previously with preliminary materials.

[_]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the
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      statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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[logo]PHOENIX
      The Phoenix Companies, Inc.

      One American Row
      Hartford, CT  06102

                                                                March 21, 2005

      Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday,
      April 28, 2005 at 10:00 a.m. at our offices at One American Row, Hartford, Connecticut.

          The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, I will also report on the progress of the
      Company during the past year and answer shareholders' questions.

          It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the postage-paid envelope provided or vote by proxy using the telephone or through the
      Internet as promptly as possible.

          Thank you.

                                                                Yours truly,

                                                                /s/Dona D. Young

                                                                Dona D. Young
                                                                Chairman, President and Chief Executive Officer

                                         THE PHOENIX COMPANIES, INC.

                                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                              __________________

                                                                                    One American Row
                                                                                    Hartford, Connecticut 06102
                                                                                    March 21, 2005

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of THE PHOENIX COMPANIES, INC. will be held at our offices at One American Row, Hartford, Connecticut, on Thursday, April 28, 2005 at 10:00 a.m. Eastern
time to consider and act upon the following matters:

     1.  election of five directors to serve until the 2008 annual meeting of shareholders;

     2.  approval of The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers;

     3.  ratification of the appointment of a firm of independent registered public accountants to serve as
         Independent Auditor for the fiscal year ending December 31, 2005; and

     4.  consideration of such other business as may properly come before the meeting.

     Shareholders of record as of the close of business on March 7, 2005 are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. To enter the meeting, all shareholders will be asked to present both a valid picture identification and a valid admission ticket or proxy card.

     If you do not attend the meeting, you may still listen to it over the Internet. You can access the live audio by going to our Web site. A replay will be available until May 12, 2005.

     Your vote is very important. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote by submitting your proxy by telephone, the Internet or mail. If you are a registered shareholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

                                                              By Order of the Board of Directors,

                                                              /s/John H. Beers

                                                              John H. Beers
                                                              Secretary

PROPOSAL 2:  APPROVAL OF THE PHOENIX COMPANIES, INC. ANNUAL INCENTIVE PLAN FOR
EXECUTIVE OFFICERS FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE OF

                                                                                     continued on next page

                                                PROXY STATEMENT

                                          THE PHOENIX COMPANIES, INC.
                                         ANNUAL MEETING OF SHAREHOLDERS
                                                 April 28, 2005

                                              GENERAL INFORMATION

     This proxy statement is being provided to the shareholders of The Phoenix Companies, Inc., a Delaware corporation (the "Company," "we," "our" or "us"), in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, April 28, 2005, at 10:00
a.m. Eastern time, at our offices at One American Row, Hartford, Connecticut, and at any adjournment of that meeting (the "Annual Meeting.")  The notice of meeting, this proxy statement and the accompanying proxy are being sent to shareholders beginning on or about March 21, 2005.

     The Company will pay the expenses of this proxy solicitation.  Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by employees of the Company.  The Company has retained Morrow and Company, Inc. to assist in the solicitation at a total estimated cost of $5,000 plus reimbursement of certain expenses.  The Company will, upon request, also reimburse banks, brokers and other nominees for providing proxy materials to beneficial owners.

WHAT AM I VOTING ON?

     You will be voting on the following:

     •   election of five members of the Board of Directors;
     •   approval of The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers; and
     •   ratification of the appointment of PricewaterhouseCoopers LLP ("PwC"), a firm of independent registered public accountants, to serve as the Independent Auditor of the Company for the year ending
         December 31, 2005.

The Company recommends a vote "FOR" all proposals.

     You may also vote on any other business properly coming before the meeting.

WHO IS ENTITLED TO VOTE?

     You may vote if you owned shares of the Company's common stock ("Common Stock") as of the close of business on March 7, 2005.  Each share of Common Stock entitles the owner to one vote.  As of March 7, 2005, we had 94,957,090 shares of Common Stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

     If you are a registered shareholder, meaning that you hold your shares in certificated form or through an account with our transfer agent, The Bank of New York, you have three voting options:

     •   over the Internet, at the address shown on the enclosed proxy card;
     •   by telephone, through the number shown on that proxy card; or
     •   by mail, by completing, signing, and returning the proxy card.

If you participate in one of the Company's employee benefit plans, you may choose any of the above methods to instruct the plan's trustees how to vote your interests.  If you hold your shares through an account with a bank or broker (in "street name"), please follow the directions provided by it.

MAY I VOTE AT THE MEETING?

     You may vote your shares at the Annual Meeting if you attend in person.  If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker authorizing you to vote at the Annual

                                                       1

Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit.

MAY I CHANGE MY MIND AFTER I VOTE?

     You may change your vote in person at the Annual Meeting at any time before the polls close at the conclusion of voting.  If you do not attend the Annual Meeting, you may change your vote by:

     •   signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or
     •   voting again by telephone or over the Internet prior to 11:59 p.m. Eastern time, on April 27, 2005 (or if you are voting interests held through an employer plan, on April 22, 2005).

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

     Proxies that are signed and returned but do not contain instructions will be voted:

     •   FOR the election of the nominees for director named on page 13 of this proxy statement;
     •   FOR the approval of The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers;
     •   FOR the ratification of PwC as the Independent Auditor of the Company for 2005; and
     •   according to the best judgment of the named proxies on any other matters properly brought before the
         Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR INSTRUCTION FORM?

     It means that you have multiple accounts with our transfer agent and/or banks or brokers.  Please vote all of your shares.  If you would like information on consolidating your accounts, please contact our transfer agent, The Bank of New York, at 1.800.490.4258 or at www.stockbny.com.  (We have included this and other Web site addresses here and elsewhere in this proxy statement only as textual references.  The information contained on these Web sites is not incorporated by reference into this proxy statement.)

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?

     If you are a registered shareholder and do not provide a proxy, your shares will not be voted unless you attend the Annual Meeting and cast your vote.  If you hold shares in "street name" (through an account with a bank or broker), they may be voted with respect to certain routine matters, even if you do not provide voting instructions on your instruction form.  Under New York Stock Exchange rules, the election of directors and the ratification of PwC as the Company's Independent Auditor for 2005 are considered routine matters for which brokerage firms may vote without specific instructions.

WHO MAY ATTEND THE MEETING?

     The Annual Meeting is open only to persons who owned the Company's Common Stock as of March 7, 2005.  To attend the meeting, you will need to bring a valid picture identification and an admission ticket or proxy card.  If your shares are registered in your name and you received your proxy materials by mail, your admission ticket is attached to your proxy card.  If your shares are registered in your name and you received your proxy materials electronically via the Internet, after you vote you will need to click on "I plan to attend the
Annual Meeting" and you will receive your ticket via mail.  If you hold shares through an account with a bank or broker, you will need to contact your bank or broker to request a legal proxy, which will serve as your admission ticket.  If you do not have a valid picture identification and an admission ticket, you may not be admitted to the meeting.

HOW DO I GET TO THE MEETING?

     Because of construction in Hartford, the route to follow to get to Phoenix's offices may change before the
Annual Meeting.  Please check our Web site, www.phoenixwealthmanagement.com, in the Investor Relations section, the day before the meeting, or call 860.403.7100 to get the most current directions.

CAN I LISTEN TO THE MEETING OVER THE INTERNET?

     You can listen to the Annual Meeting live by logging on to our Web site, www.phoenixwealthmanagement.com in the Investor Relations section and clicking on the Annual Meeting icon.  A replay will also be available on the
Web site until May 12, 2005.

                                                       2

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

     Yes.  Representatives of the Company will answer shareholders' questions of general interest at the end of the meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

     In order for us to conduct our Annual Meeting, a majority of our outstanding shares of Common Stock as of
March 7, 2005 must be present in person or by proxy at the meeting.  This is referred to as a quorum.  Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.  Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY'S PROPOSALS?

     To be elected or re-elected as a director, each nominee must receive the most votes cast with respect to his or her position.  This number is called a plurality.  Since all nominees are running unopposed, this means that each must receive more "FOR" votes than "AGAINST" votes.  Shares not voted will have no impact on the election of directors.  Each proxy received will be voted FOR each of the nominees for director, other than those for whom the "Withhold Authority" box has been marked.

     Both the ratification of the appointment of PwC as the Independent Auditors of the Company for 2005 and
the approval of the Annual Incentive Plan for Executive Officers require that a majority of the votes represented at the Annual Meeting be voted "FOR" the proposal.  A properly executed proxy card marked "ABSTAIN"
with respect to either of these proposals will not be voted.

WHY DID MY FAMILY RECEIVE ONLY ONE COPY OF THIS PROXY STATEMENT?

     Unless you previously requested separate copies, we sent only one copy of this proxy statement and the annual report to households in which multiple shareholders share the same address.  This reduces our printing costs and benefits the environment.  If you would like to receive separate copies of this proxy statement, the annual report or future proxy statements, information statements and annual reports, please contact Phoenix
Shareholder Services by calling 800.490.4258, writing to The Bank of New York, Shareholder Services Department,
12-E, P.O. Box 11258, Church Street Station, New York, New York 10286, or going to the Web site,
www.stockbny.com.

HOW MANY DIRECTORS DO YOU HAVE?  HOW MANY ARE INDEPENDENT?

     Our Board of Directors currently has 13 directors, all of whom are independent under the rules of the New
York Stock Exchange, except the Chairman, Mrs. Dona D. Young, who is also our President and Chief Executive
Officer.  Our two new nominees are also independent under those rules.

WHERE CAN I LEARN MORE ABOUT THE BOARD'S ACTIVITIES?

     Please turn to page 4 of this proxy statement.

WHO CAN ANSWER MY QUESTIONS?

     If you have questions about the Annual Meeting, these proxy materials, or the Company, please call Phoenix
Investor Relations at 860.403.7100.  If you have questions about your shares, please call Phoenix Shareholder
Services at 800.490.4258.

HOW CAN I GET ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS?

     Simply log on to the Web site www.giveconsent.com/pnx and follow the instructions.

     Electronic delivery saves the Company a significant portion of the costs associated with printing and mailing its annual meeting materials.  The Company also believes that shareholders will find this service convenient and useful.  By providing the appropriate information when you vote by proxy via the Internet, you can consent to receive future proxy materials and/or annual reports electronically.  If you consent and the
Company elects to deliver future proxy materials and/or annual reports to you electronically, then the Company will send you a notice by electronic mail explaining how to access these materials, but will not send you paper copies of these materials unless you request them.  The Company may also choose to send one or more items to you in paper form despite your consent to receive them electronically.  If you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., on-line fees) in connection with the electronic delivery of the proxy materials and annual report.  Your consent will be effective until you revoke it by terminating your registration at the Web site www.giveconsent.com/pnx.

                                                       3

                                              CORPORATE GOVERNANCE

     Our Board of Directors (the "Board") is responsible for providing effective governance over the Company's affairs.  Our corporate governance practices are designed to align the interests of the Board and management with those of shareholders and to promote honesty and integrity.  Highlights of our corporate governance practices are described below.  More information about corporate governance may be found on our Web site at
www.phoenixwealthmanagement.com in the Investor Relations section under the heading "Corporate Governance."

     In 2004, the Board amended our Corporate Governance Principles, which outline our corporate governance policies and procedures.  These principles embody many of our long-standing practices and incorporate current corporate governance best practices.  Portions of these Corporate Governance Principles, which are available on our Web site identified above, are discussed below.

Director Qualifications and Independence

     A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the rules of the New York Stock Exchange (the "NYSE rules.")  Under the NYSE rules, a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company.  As permitted by the NYSE rules, the Governance Committee has recommended, and the Board has adopted, a set of categorical standards (the "Categorical Independence
Standards") to form the basis for the Board's independence determinations.  These Categorical Independence
Standards are included as Exhibit A to this proxy statement and may also be found on the Company's Web site identified above.

     In February 2005, the Governance Committee and the Board evaluated the relationships that each director, each director nominee, his or her immediate family members and certain entities with which any director or nominee is associated have with the Company and its subsidiaries.  As a result of this evaluation, the
Governance Committee has recommended, and the Board has affirmatively determined, that all members of the Board other than the chairman, who is a Company employee, including all directors and director nominees standing for election, are independent under the Categorical Independence Standards and the NYSE rules.

Executive Sessions of the Board

     As provided in the Corporate Governance Principles, the non-management directors of the Company meet in executive session at each regular Board meeting.  The non-management Chairman of the Executive Committee of the
Board, currently Mr. Sal Alfiero, presides at these meetings.

Board Attendance and Annual Meeting Policy

     Directors are expected to attend the Company's annual meeting of shareholders, board meetings and meetings of the committees on which they serve.  In 2004, there were five meetings of the Board, and each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served.  In addition, all members of the Board attended the 2004 Annual Meeting of Shareholders.

Board Committee Membership and Meetings

     There are currently five committees of the Board that perform essential functions of the Board.  Three of these are standing committees:  the Audit Committee, the Compensation Committee and the Executive Committee.
The Board has created two additional committees by resolution:  the Finance Committee and the Governance
Committee.  The responsibilities of the committees are summarized in the tables below and described in more detail in the committee charters, which may be found on the Company's Web site
(www.phoenixwealthmanagement.com) in the Investor Relations section. The Audit, Compensation and Governance
Committees have authority to retain advisors to help fulfill their responsibilities. Only directors who are not current or former employees of the Company or its affiliates ("Non-employee Directors") may be members of the Audit Committee, the Compensation Committee or the Governance Committee.  Members of these three committees must also meet certain other independence standards, including those of the NYSE. The Board has determined that, based on the Categorical Independence Standards referenced above, all of its Non-employee Directors meet the independence standards of the NYSE.

     The current Board committees, their responsibilities, their membership and their number of meetings in
2004 follow. The descriptions are merely summaries; each is subject to additional details and qualifications imposed by applicable law, the Company's certificate of incorporation, the committees' respective charters and resolutions of our Board. The chair of each committee is listed with an asterisk.

                                                       4

                                             Committees of the Board

---------------------------------------------------------------------------------------------------------------

                                                    AUDIT COMMITTEE
                                                                                                   Number of
                                                                                                      2004
                             Responsibilities                                     Members           Meetings
--------------------------------------------------------------------------- --------------------- -------------

•    Recommending to the Board the selection of the Company's               Thomas S. Johnson *        7
     independent registered public accountants                              Jean S. Blackwell
                                                                            Arthur P. Byrne
•    Reviewing the scope, plans and results relating to the Company's       Richard N. Cooper
     internal and external audits and financial statements                  John E. Haire
                                                                            Jerry J. Jasinowski
•    Reviewing the Company's financial condition

•    Reviewing the quality and integrity of the Company's financial reporting processes and procedures

•    Reviewing the Company's significant business and financial risks and exposures and evaluating the adequacy of the Company's internal controls in connection with such risks and exposures

•    Reviewing the Company's policies on ethical business conduct and monitoring its compliance with those policies

In February 2005, the Board determined that none of the Audit Committee members has any relationship to the
Company that may interfere with the exercise of his or her independence from management and the Company. In particular, the Board determined that each member is independent under both NYSE listing standards and applicable SEC requirements. Additionally, Mr. Johnson, the committee's chairman, was determined by the Board, based on his education and experience, to be an Audit Committee financial expert, as defined by federal securities law. (See Audit Committee Charter and Report on page 16 for further information about this committee.)
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

                                             COMPENSATION COMMITTEE
                                                                                                   Number of
                                                                                                      2004
                             Responsibilities                                     Members           Meetings
--------------------------------------------------------------------------- --------------------- -------------

•    Evaluating the targeted compensation of the chief executive            Sanford Cloud, Jr. *       7
     officer, "key executives" (officers at the level of executive vice     Sal H. Alfiero
     president and above and other employees expected to earn as much as    Peter C. Browning
     the lowest paid executive vice president) and senior vice presidents   Ann Maynard Gray
                                                                            John E. Haire
•    Reviewing and recommending to the independent members of the           Thomas S. Johnson
     Board for approval the compensation of the chief executive officer

•    Reviewing and, with respect to senior officers, approving: base salary levels, incentive compensation opportunities and incentive awards

•    Reviewing and approving benefits for senior officers under plans exempt from ERISA

•    Reviewing and recommending compensation of the members of the
     Board

•    Reviewing and approving the granting of stock options, restricted stock units and other equity-based compensation

•    Reviewing management succession plans

See also the Compensation Committee Report, beginning on page 17.
---------------------------------------------------------------------------------------------------------------

                                                       5

---------------------------------------------------------------------------------------------------------------

                                              EXECUTIVE COMMITTEE
                                                                                                   Number of
                                                                                                      2004
                             Responsibilities                                     Members           Meetings
--------------------------------------------------------------------------- --------------------- -------------

•    Exercising the powers and authority of the Board in the                Sal H. Alfiero *           6
     management of the Company's property, affairs and business during      Peter C. Browning
     periods between meetings of the Board                                  Sanford Cloud, Jr.
                                                                            Jerry J. Jasinowski
                                                                            Thomas S. Johnson
                                                                            Dona D. Young

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

                                                   FINANCE COMMITTEE
                                                                                                   Number of
                                                                                                      2004
                             Responsibilities                                     Members           Meetings
--------------------------------------------------------------------------- --------------------- -------------

•    Exercising the authority of the Board with respect to the              Jerry J. Jasinowski *      5
     Company's financial and investment policies                            Jean S. Blackwell
                                                                            Arthur P. Byrne
•    Establishing and exercising general supervision over the               Richard N. Cooper
     investment policies and programs of the Company authorizing the        Gordon J. Davis
     issuance of debt and the establishment of financing arrangements       Marilyn E. LaMarche
     (other than through the issuance of stock)

•    Exercising general supervision over the disposition of Company subsidiaries and of material assets

•    Regularly reviewing the Company's and its major subsidiaries'
     policies and positions regarding interest rate risk, liquidity management, counterparty risk, derivative usage and foreign exchange risk

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

                                              GOVERNANCE COMMITTEE
                                                                                                   Number of
                                                                                                      2004
                             Responsibilities                                     Members           Meetings
--------------------------------------------------------------------------- --------------------- -------------

•    Assisting the Board, in conjunction with the Audit Committee, in       Peter C. Browning *        5
     fulfilling its responsibilities with respect to overseeing the         Sal H. Alfiero
     Company's policies, practices and procedures relating to risks and     Sanford Cloud, Jr.
     risk management                                                        Gordon J. Davis
                                                                            Ann Maynard Gray
•    Presenting qualified candidates to the Board for election as           Marilyn E. LaMarche
     directors

•    Reviewing the committee structure of the Board

•    Making recommendations to the Board with respect to matters of corporate governance

•    Exercising the authority of the Board with respect to matters relating to the interests of the Company's shareholders or to the
     Company's relationships to the community at large, including:
     charitable contributions; government affairs and public relations;
     and employee voluntary participation in community affairs and philanthropic programs

---------------------------------------------------------------------------------------------------------------

                                                       6

Director Compensation

     In 2004, the compensation for each Non-employee Director generally consisted of the following:

     •   base compensation in the amount of $60,000, of which $45,000 was paid in restricted stock units, or
         RSUs, under the Company's 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan
         approved by the shareholders.  The remaining $15,000, plus the attendance fees summarized below, was, at the discretion of each director, received in cash or deferred through RSUs or through other specified investment alternatives; plus
     •   attendance fees:
         -    $1,500 for each Board and Committee meeting attended;
         -    $3,500 for each chairperson of a committee for each meeting of the committee chaired by such director; and
         -    $3,500 for the chairperson of the Executive Committee for each executive session of the Board chaired by him.

     The following chart shows the fees earned by our Non-employee Directors for 2004.

---------------------------------------------------------------------------------------------------

                                Base Compensation         Meeting Attendance Fees

Director                        Cash        RSUs(1)          Cash        RSUs(1)           Total
---------------------------------------------------------------------------------------------------
Sal H. Alfiero                $     0     $60,000        $     0       $64,000         $124,000
---------------------------------------------------------------------------------------------------
Jean S. Blackwell (2)                0      40,333              0        22,500           62,833
---------------------------------------------------------------------------------------------------
Peter C. Browning              15,000      45,000         44,500             0          104,500
---------------------------------------------------------------------------------------------------
Arthur P. Byrne                     0      60,000              0        24,000           84,000
---------------------------------------------------------------------------------------------------
Sanford Cloud, Jr.             15,000      45,000         48,500             0          108,500
---------------------------------------------------------------------------------------------------
Richard N. Cooper              15,000      45,000         33,500             0           93,500
---------------------------------------------------------------------------------------------------
Gordon J. Davis                15,000      45,000         25,500             0           85,500
----------------------------------------------------------------------------------------------------
Ann Maynard Gray                    0      60,000              0        28,500           88,500
---------------------------------------------------------------------------------------------------
John E. Haire                  11,250      48,750         22,875         7,625           90,500
---------------------------------------------------------------------------------------------------
Jerry J. Jasinowski            15,000      45,000         28,000             0           88,000
---------------------------------------------------------------------------------------------------
Thomas S. Johnson              15,000      45,000         49,500             0          109,500
---------------------------------------------------------------------------------------------------
Marilyn E. LaMarche            60,000           0         24,500             0           84,500
---------------------------------------------------------------------------------------------------

(1)  Dollar value at date paid.
(2)  Became a director in April 2004.

     The Company also provides $100,000 of life insurance to each director.  The cost to the Company of providing this insurance is nominal.  All directors may also participate in a matching charitable gift program to qualified educational and other charitable institutions, subject to an annual maximum match of $2,000 for each director.

     Effective on June 25, 2002, the first anniversary of the Company's demutualization, the Board granted options to each individual who was then a Non-employee Director to acquire 13,700 shares of Common Stock.
These options became exercisable on or after June 25, 2003 at $16.20 per share, the shares' fair market value
(as defined in the Directors Stock Plan) on June 25, 2002.

Director Nomination Process

     The Governance Committee is responsible for proposing qualified candidates to the Board.   In considering
candidates for nomination to the Board, the committee seeks individuals with strong intellectual ability, breadth of experience, demonstrated professional achievement, diverse backgrounds and the highest integrity.
Prospective directors should also be able and willing to devote significant attention to the Company's needs through regular attendance at meetings, preparation for meetings and availability for regular consultation between meetings.

     The committee may also consider particular areas of expertise with respect to a given vacancy either because of needs arising from the retirement of a director or those arising out of changes in our business focus or in our industry or the regulatory environment. Except in special circumstances, the committee generally will not recommend an increase in the number of directors beyond the current level of 12 independent directors, plus our chief executive officer.

                                                       7

     The committee looks to its members and to other directors for recommendations. It may also retain a search firm and will consider individuals recommended by shareholders. Shareholders should submit their recommendation as outlined below under "Shareholder Communications." If a vacancy in the Board exists or is anticipated, the committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant. Following its evaluation of all proposed nominees and consultation with our chief executive officer, the committee will recommend to the Board the individual(s) it considers most qualified to be nominated to run for election to the Board. The Board will make the final determination as to the individual(s) who will be nominated to run for election.

     In February 2004, the Governance Committee initiated the search process to replace our two directors who would be retiring at the Annual Meeting. The committee agreed that potential candidates should meet most of the following guidelines: they should be independent under current and proposed rules of the NYSE and the SEC; they should have high integrity and good professional reputations; they should have knowledge or experience in financial services and a broad business, governmental or commercial background or other relevant experience;
they should be strategic thinkers; and they should be able to attend Board and committee meetings and, generally, to serve for three terms. In addition, candidates who would add to the Board's diversity would be favored. For more details, see Nominees for Election below on page 12.

Shareholder Communications

     If you would like to nominate an individual for election to the Board or submit a shareholder proposal for the 2006 annual meeting of shareholders, we must receive your proposal at our executive offices in Hartford,
Connecticut no later than November 19, 2005. Proposals should be addressed by e-mail to:
corporate.secretary@phoenixwm.com, or by mail to: Corporate Secretary, The Phoenix Companies, Inc., One
American Row, P.O. Box 5056, Hartford, Connecticut 06102-5056. Proposals for inclusion in the proxy statement must comply with the Securities Exchange Act of 1934, including Rule 14a-8, as well as with our bylaws. A copy of our bylaws may be obtained from our Secretary, at the addresses above.

     If you wish to present a matter for action at the 2006 annual meeting, but choose not to do so under SEC
Rule 14a-8, you must deliver to our Secretary, at one of the addresses above, on or before January 28, 2006, but no earlier than December 27, 2005, a notice containing the information required by the Company's bylaws.

     For all other communications with any director(s), committee(s) or the entire Board, you should direct your communication in care of the Company's Secretary at the addresses above.  The Secretary will promptly forward all communications to the director(s) you designate.

Code of Conduct

     In February 2004, we adopted a revised Code of Conduct which applies to all of our directors, officers and employees, including our chief executive officer, chief financial officer and chief accounting officer.  We are committed to the highest standards of ethical and professional conduct; the Code of Conduct provides guidance on how to uphold these standards.  The Code of Conduct is available at www.phoenixwealthmanagement.com in the
Investor Relations section under the heading "Corporate Governance."  We intend to post any amendments to, or waivers of, the Code of Conduct applicable to our chief executive officer, chief financial officer or chief accounting officer on that Web site.  You may request a printed copy of the Code of Conduct by writing to the addresses under "Shareholder Communications" above.

                                                       8

                                           OWNERSHIP OF COMMON STOCK

Directors and Senior Officers

     On June 25, 2001, Phoenix Home Life Mutual Insurance Company ("Phoenix Life") demutualized, becoming a subsidiary of the Company. Under New York Insurance Law, our directors and officers and certain members of their families are prohibited until June 25, 2006, the fifth anniversary of Phoenix Life's demutualization, from acquiring shares of our Common Stock except: (a) as consideration to eligible policyholders pursuant to
Phoenix Life's plan of reorganization; (b) through acquisitions on or after June 25, 2003 from a registered broker or dealer at then quoted prices; or (c) pursuant to a stock option plan approved by the Superintendent of Insurance for the State of New York. To facilitate stock ownership by our directors and employees, we adopted certain permitted equity-based compensation plans. In addition, in 2003, we adopted ownership and retention guidelines for directors and senior officers.

     These guidelines call for senior officers to attain ownership of our Common Stock at multiples of their salaries. For purposes of these guidelines, restricted stock units, or RSUs, will be counted as "stock." The multiples range from one times salary for certain vice presidents to five times salary at the chief executive officer level. Instead of a fixed time frame for attaining these levels of ownership, officers must retain a portion of the equity received from stock-based benefit and compensation plans. The required retention ratios range from 25% for vice presidents to 75% for our chief executive officer. When the specific thresholds of ownership are met, the retention ratios for future grants are reduced. Senior officers must retain their stock for six months after retirement or termination from the Company. These retention ratios apply to all shares and
RSUs awarded after June 5, 2003.

     The share ownership guidelines for directors call for each director to accumulate $150,000 worth of our
Common Stock within five years of election, and to hold such stock until the end of his or her service as a director or until June 25, 2006 if service ends before that date.

     The table on the next page shows the beneficial ownership of our Common Stock by each director and nominee for director, and by each of the five officers of the Company named in the Summary Compensation Table on page
20 of this proxy statement (the "named executive officers"), as well as the total ownership by a group composed of those individuals plus our other executive officers. Unless otherwise indicated in a footnote, each person listed in the table owns the shares shown directly with sole voting and investment power.

     The table also details ownership of those RSUs whose conversion into shares is not contingent upon any performance-based criteria. (For information about RSUs subject to such criteria, see Long-Term Incentive Plans on page 22 and Executive Compensation Arrangements and Related Matters, beginning on page 24.) Since neither the directors nor the officers have power to vote the shares underlying their RSUs or power to sell, transfer or encumber their RSUs (except in some cases, for transfers to immediate family members or to a trust for those members' benefit), no RSU is counted, for purposes of this table, as a "Share Beneficially Owned." Each RSU is convertible into one share of our Common Stock, generally on the later of June 26, 2006 or 15 days after the holder ceases to be an officer or director. (For a discussion of RSUs of Mrs. Young and of Messrs. Geraci and
Haylon, which have different vesting and conversion terms, see Executive Compensation Arrangements and Related
Matters, beginning on page 24.)

                                                       9

---------------------------------------------------------------------------------------------------------------
                                              Options
                             Shares         Exercisable     Percent of
        Name of           Beneficially       Within 60     Common Stock      Restricted
     Beneficial Owner       Owned(1)(2)          Days(1)(3)      Stock(4)       Stock Units(1)(5)        Total(1)(6)
----------------------------------------------------------------------------------------------------------------
Sal H. Alfiero              150,053            13,700           *              15,134              178,887
---------------------------------------------------------------------------------------------------------------
Martin N. Baily                --                --             *                --                   --
---------------------------------------------------------------------------------------------------------------
Jean S. Blackwell              --                --             *               6,597                6,597
---------------------------------------------------------------------------------------------------------------
Peter C. Browning             8,141            13,700           *               5,658               27,499
---------------------------------------------------------------------------------------------------------------
Arthur P. Byrne              18,029            13,700           *              22,218               53,947
---------------------------------------------------------------------------------------------------------------
Sanford Cloud, Jr.            5,000            13,700           *               5,658               24,358
---------------------------------------------------------------------------------------------------------------
Richard N. Cooper                71            13,700           *               5,658               19,429
---------------------------------------------------------------------------------------------------------------
Gordon J. Davis                  18            13,700           *               5,658               19,376
---------------------------------------------------------------------------------------------------------------
John H. Forsgren                --               --             *                --                   --
---------------------------------------------------------------------------------------------------------------
Daniel T. Geraci             13,977(7)          16,667           *             255,004(8)            285,648
---------------------------------------------------------------------------------------------------------------
Ann Maynard Gray                --             13,700           *              10,465               24,165
---------------------------------------------------------------------------------------------------------------
John E. Haire                 6,519(9)          13,700           *              12,866               33,085
---------------------------------------------------------------------------------------------------------------
Michael E. Haylon            25,929(10)         40,000           *              63,712(11)           129,641
---------------------------------------------------------------------------------------------------------------
Jerry J. Jasinowski              47            13,700           *              14,531               28,278
---------------------------------------------------------------------------------------------------------------
Thomas S. Johnson            15,044            13,700           *               5,658               34,402
---------------------------------------------------------------------------------------------------------------
Marilyn E. LaMarche             130            13,700           *                --                 13,830
---------------------------------------------------------------------------------------------------------------
John F. Sharry               63,118(12)         40,000           *                --                103,118
---------------------------------------------------------------------------------------------------------------
James D. Wehr                 1,163(13)         23,334           *                --                 24,497
---------------------------------------------------------------------------------------------------------------
Dona D. Young                46,615(14)        175,000           *             477,058(15)           698,673
---------------------------------------------------------------------------------------------------------------

All directors, director
nominees and executive
officers as a group
(21 persons)                371,171(16)        501,813           *             941,010            1,813,994
---------------------------------------------------------------------------------------------------------------

* Less than one percent.

(1)  All holdings are stated as of March 7, 2005 and are rounded to the nearest whole numbers.
(2)  In the case of the named executive officers, the figures include share equivalents held in the Common
    Stock Fund through the Company's Savings and Investment Plan ("Common Stock Fund.")
(3)  Reflects the number of shares that could be acquired under options exercisable within 60 days of March 7,
    2005.
(4)  Reflects, as a percent of our outstanding Common Stock, the total of the two preceding columns.
(5)  Reflects those RSUs outstanding as of March 7, 2005 whose conversion into shares is not contingent upon any performance-based criteria.  All are vested unless otherwise noted.
(6)  Represents the sum of the total shares beneficially owned, the shares underlying options exercisable within 60 days and the shares into which the RSUs will be converted if the applicable conditions for vesting and issuance are met.
(7)  Includes share equivalents held in the Common Stock Fund that equate to 1,036 shares.
(8)  These RSUs will vest on May 12, 2006, or such earlier time as provided in Mr. Geraci's Change in Control
    Agreement, which is discussed beginning on page 25.
(9)  Includes 1,000 shares held by Mr. Haire in custody for his two minor children.
(10) Includes share equivalents held in the Common Stock Fund that equate to 878 shares.
(11) These RSUs will vest on November 4, 2007, or such earlier time as provided in Mr. Haylon's Change of
    Control Agreement, which is discussed beginning on page 25.
(12) Includes share equivalents held in the Common Stock Fund that equate to 22,518 shares.
(13) Includes share equivalents held in the Common Stock Fund that equate to 1,129 shares.
(14) Includes: (a) 556 shares of Common Stock held by a trust of which Mrs. Young is the sole trustee;
    (b) 18 shares of Common Stock held by a trust of which Mrs. Young's husband is a trustee and with respect to which she disclaims beneficial ownership; and (c) share equivalents held in the Common Stock Fund that equate to 29,464 shares.

                                                      10

(15) 394,737 of these RSUs will vest on January 1, 2006 or such earlier time as provided in Mrs. Young's
    Executive Employment Agreement, which is discussed beginning on page 24.  While all of her remaining RSUs
    (82,321) are vested, until they are converted into Common Stock, Mrs. Young does not have beneficial ownership of the underlying shares.  Mrs. Young elected to receive the latter RSUs instead of a cash award to which she was entitled under the Company's 1997-1999 Long-Term Incentive Plan, or LTIP.  (The payment of that award had been mandatorily deferred until 2003.) According to the terms of her elected deferral, these RSUs will be convertible into the underlying shares, without consideration, on the later of: (a) the
    15th business day after termination of Mrs. Young's employment (or, if such day is not a business day, the next business day); or (b) June 26, 2006.

(16) Includes: (a) 1,593 shares of Common Stock whose ownership is indirect either because the shares are held in trust or because they are held by or on behalf of family members; (b) 18 shares of Common Stock with respect to which beneficial ownership is disclaimed; and (c) share equivalents held in the Common Stock
    Fund through the Company's Savings and Investment Plan that equate to 66,592 shares.

Five Percent Shareholders

     The following table lists the beneficial owners known to us, based on their filings with the Securities and Exchange Commission ("SEC"), of more than 5 percent of our Common Stock as of December 31, 2004.

 --------------------------------------------------------------------------------------------------------------
                                                                 Amount and Nature               Percent of
                                                                   of Beneficial                   Common
 Name and Address of Beneficial Owner                                Ownership                     Stock
 --------------------------------------------------------------------------------------------------------------

 State Farm Mutual Automobile Insurance Company                    5,917,086 (1)                     6.2%
 One State Farm Plaza
 Bloomington, IL  61710

 --------------------------------------------------------------------------------------------------------------

 Brandes Investment Partners, L.P.                                 5,666,602 (2)                     6.0%
 11988 El Camino Real
 Suite 500
 San Diego, CA 92130

 --------------------------------------------------------------------------------------------------------------

(1)  Includes 5,145,000 shares of Common Stock owned by State Farm Mutual Automobile Insurance Company ("State
    Farm"), plus 20,996 shares acquired by a variable product separate account for which a State Farm subsidiary is the investment adviser and 751,090 shares issuable upon early termination of our Equity
    Units owned by State Farm.  On December 31, 2004, the 5.1 million shares owned directly by State Farm constituted 5.4 percent of our total outstanding shares of Common Stock.  (The calculation of the percentage in the table is premised, pursuant to applicable SEC rules, on the assumption that no purchase contracts underlying the Equity Units are terminated early other than State Farm's.  If purchase contracts underlying all Equity Units had settled on December 31, 2004, the total shares beneficially owned by State
    Farm would have represented less than 5.3 percent of our total outstanding shares of Common Stock.)
(2)  Based on a Schedule 13G jointly filed with the SEC on February 14, 2005 by Brandes Investment Partners,
    L.P., Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R.
    Carlson and Jeffrey A. Busby.  According to the filing, Brandes Investment Partners, L.P. is an investment adviser under the Investment Advisers Act of 1940 and the other members of the group are control persons of the investment adviser.  The filing discloses that as of December 31, 2004, each member of the group had shared voting power with respect to 4,403,790 shares of Common Stock (4.6% of shares outstanding) and shared dispositive power with respect to 5,666,602 shares (6.0% of shares outstanding) as of December 31,
    2004.  The filing also specifies that each of the control persons disclaims beneficial interest as to the shares reported, except for amounts equal to substantially less than 1% of the shares reported.

                                                      11

                                       PROPOSAL 1: ELECTION OF DIRECTORS

Background

     The Board consists of three classes of directors, the members of which were each elected to three-year terms:

     •   one class to hold office for terms expiring at the Annual Meeting on April 28, 2005;
     •   another class to hold office for terms expiring at the annual meeting of shareholders in 2006; and
     •   another class to hold office for terms expiring at the annual meeting of shareholders in 2007.

     It is the Company's policy that all of our directors should attend our annual meetings of shareholders if reasonably possible. In 2004, all 13 of the Company's directors attended that meeting.

Nominees for Election

     At our Annual Meeting on April 28, 2005, five directors will be elected to hold office for three years.
The nominees include three current directors and two new candidates. Consistent with guidelines established by the Board, Mr. Cooper and Ms. LaMarche, both of whom will have reached age 70 prior to the Annual Meeting, are each retiring as a director effective on the date of that meeting. Martin N. Baily and John H. Forsgren have been chosen by the Board to run for election to fill the vacancies created by these retirements. Mr. Baily was brought to the attention of the Governance Committee by a third-party search firm; Mr. Forsgren was brought to the Board's attention by one of our directors. The committee retained the firm to identify potential candidates and to help the committee evaluate all candidates (including those independently identified by the committee or by other directors). This process involved review of candidates' credentials and personal interviews by the search firm and, thereafter, by the chief executive officer and the members of the committee. At the conclusion of this process, the committee recommended Messrs. Baily and Forsgren to the Board as its preferred candidates and the Board accepted that recommendation.

     If any of the nominees becomes unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications in a proxy, each proxy will be voted for the balance of those named and for a substitute nominee or nominees. We know of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

                                                      12

The following persons are nominees for election as directors of the Company for terms to expire in 2008; the Board recommends that shareholders vote FOR each of them:

---------------------------------------------------------------------------------------------------------------
      Name/Age (1)          Service as Director (2)             Business Experience/Other Directorships
---------------------------------------------------------------------------------------------------------------

Sal H. Alfiero                    since 2000         Chairman and Chief Executive Officer of Protective
age 67                      (since 1988 for PLIC)    Industries, LLC since 2001; Chairman and Chief Executive
                                                     Officer of Mark IV Industries, Inc. from 1969 to 2001;
                                                     current director of Fresh Del Monte Produce, Inc., HSBC
                                                     North America Holdings, Inc. and HSBC USA, Inc.

---------------------------------------------------------------------------------------------------------------
Martin N. Baily               None - New Nominee     Since 2002, Senior Advisor to McKinsey & Company;
age 60                                               served as a Senior Fellow of the Institute for
                                                     International Economics since 2001; from 1999 to 2001
                                                     Chairman and a Cabinet Member of the President's Council
                                                     of Economic Advisors; from 1996 to 1999 Principal of
                                                     McKinsey & Company.

---------------------------------------------------------------------------------------------------------------
John H. Forsgren, Jr.         None - New Nominee     Vice Chairman, Executive Vice President and Chief
age 58                                               Financial Officer of Northeast Utilities from 2001 through
                                                     2004, and from 1996 to 2001, Executive Vice President and
                                                     Chief Financial Officer; Managing Director of Chase
                                                     Manhattan Bank from 1995 to 1996; Executive Vice President of Sun International Investments, Ltd. from 1994 to 1995;
                                                     and Senior Vice President and Chief Financial Officer of
                                                     Euro Disney (a subsidiary of The Walt Disney Company) from
                                                     1990 to 1994 and Vice President and Treasurer from 1986 to
                                                     1990.

---------------------------------------------------------------------------------------------------------------
John E. Haire                     since 2000         Executive Vice President of Time, Inc. since 2001;
age 52                      (since 1999 for PLIC)    President of The Fortune Group from 1999 until 2001;
                                                     publisher of TIME Magazine from 1993 until 1999.

---------------------------------------------------------------------------------------------------------------
Thomas S. Johnson                 since 2000         Chairman and Chief Executive Officer of GreenPoint
age 64                                               Financial Corporation from 1993 to 2004; President and
                                                     director of Manufacturers Hanover Trust Company and
                                                     Manufacturers Hanover Corp. from 1989 to 1991; current
                                                     director of R.R. Donnelley & Sons Company, Inc.,
                                                     Alleghany Corporation, North Fork Bancorporation and
                                                     Federal Home Loan Mortgage Corporation.

---------------------------------------------------------------------------------------------------------------

(1) All ages are as of March 1, 2005.
(2) Of both the Company and of Phoenix Life Insurance Company ("PLIC"), a subsidiary of the Company, except as otherwise noted.

                                                      13

Continuing Directors

The following directors, whose terms expire in 2006, will continue to serve as directors:

---------------------------------------------------------------------------------------------------------------
      Name/Age (1)          Service as Director (2)             Business Experience/Other Directorships
---------------------------------------------------------------------------------------------------------------

Peter C. Browning                 since 2000         Dean of the McColl Graduate School of Business at Queens
age 63                       (also, for PLIC from    University of Charlotte; various positions, including
                                1989 to 1999)        President and Chief Executive Officer, at Sonoco Products
                                                     Company from 1993 to 2000; current director of Lowe's
                                                     Companies, Inc., Wachovia Corporation, Acuity Brands,
                                                     Inc., and EnPro Industries, Inc. and non-executive
                                                     Chairman of Nucor Corporation.

---------------------------------------------------------------------------------------------------------------
Sanford Cloud, Jr.                since 2001         President and Chief Executive Officer of The National
age 60                                               Conference for Community and Justice from 1994 through
                                                     2004; partner at the law firm of Robinson & Cole from
                                                     1993 to 1994; Vice President at Aetna, Inc. from 1986 to
                                                     1992; Connecticut State Senator from 1977 to 1980; current trustee of Northeast Utilities and non-executive Chairman
                                                     of IronWood Mezzanine Fund L.P.

---------------------------------------------------------------------------------------------------------------
Gordon J. Davis, Esq.             since 2000         Partner at the law firm of LeBoeuf, Lamb, Greene & MacRae,
age 63                      (since 1986 for PLIC)    L.L.P., since 1994 (except during much of 2001); President of Lincoln Center for the Performing Arts from January to
                                                     November 2001; current director of Consolidated Edison of
                                                     New York, Inc. and of approximately 20 registered
                                                     investment companies within the Dreyfus family of funds.

---------------------------------------------------------------------------------------------------------------
Jerry J. Jasinowski               since 2000         President of the Manufacturing Institute, an affiliate of
age 66                      (since 1995 for PLIC)    the National Association of Manufacturers; President of
                                                     the National Association of Manufacturers from 1990 to
                                                     2004, Executive Vice President and Chief Economist from
                                                     1983 to 1989 and Senior Vice President and Chief Economist
                                                     from 1981 to 1983; Assistant Secretary of Policy at the
                                                     U.S. Department of Commerce from 1977 to 1980; current
                                                     director of Harsco Corporation, the Timken Company and
                                                     WebMethods, Inc.

---------------------------------------------------------------------------------------------------------------

(1) All ages are as of March 1, 2005.
(2) Of both the Company and of PLIC, except as otherwise noted.

                                                      14

The following directors, whose terms expire in 2007, will continue to serve as directors:

---------------------------------------------------------------------------------------------------------------
      Name/Age (1)          Service as Director (2)             Business Experience/Other Directorships
---------------------------------------------------------------------------------------------------------------

Jean S. Blackwell                 since 2004         Since February 2003, Vice President, Chief Financial
age 50                                               Officer and Chief of Staff of Cummins Inc., and from 1997
                                                     to 2003, Vice President; partner of Bose McKinney &
                                                     Evans LLP from 1995 to 1997 and from 1985 to 1991 and an
                                                     associate from 1979 - 1985; Indiana State Lottery Director from 1991 to January 1, 1993; State of Indiana Budget
                                                     Director from 1993 to 1995.

---------------------------------------------------------------------------------------------------------------
Arthur P. Byrne                   since 2000         Since 2002, operating partner of JW Childs Associates, a
age 59                      (since 1997 for PLIC)    private equity fund based in Boston, Massachusetts;
                                                     President, Chief Executive Officer and Chairman of The
                                                     Wiremold Company from 1991 to 2002.

---------------------------------------------------------------------------------------------------------------
Ann Maynard Gray                  since 2002         President of the Diversified Publishing Group of Capital
age 59                                               Cities/ABC, Inc. from 1991 to 1998; current director of
                                                     Duke Energy Corporation and Elan Corporation PLC.

---------------------------------------------------------------------------------------------------------------
Dona D. Young                     since 2000         Chairman of the Company and PLIC since April 2003, Chief
age 51                      (since 1998 for PLIC)    Executive Officer since January 2003, President since
                                                     2000; Chief Operating Officer of the Company and PLIC from
                                                     February 2001 through December 2002; Executive Vice
                                                     President, Individual Insurance and General Counsel of
                                                     PLIC from 1994 to 2000; current director of Wachovia
                                                     Corporation and Foot Locker, Inc.

---------------------------------------------------------------------------------------------------------------

(1) All ages are as of March 1, 2005.
(2) Of both the Company and of PLIC, except as otherwise noted.

Certain Relationships and Related Transactions

     On occasion, we may engage firms affiliated with one or more of our directors to provide services for us.
All such services are performed at competitive prices and on competitive terms after arms' length negotiations.
Ms. LaMarche, a director, is a limited managing director of Lazard, Freres & Co., LLC, whose asset management subsidiary serves as a sub-advisor for certain Phoenix mutual funds.

     State Farm currently owns of record more than five percent of our outstanding Common Stock. In 2004, the
Company's subsidiaries paid approximately $30.5 million, as compensation for the sale in 2004 of their insurance and annuity products, to entities which were either subsidiaries of State Farm or owned by State Farm employees. The balance earned in 2004, approximately $1.9 million, was paid in 2005.

                                                      15

                                       AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

     The Audit Committee reports to the Board and is responsible for overseeing and monitoring the Company's financial accounting and reporting process, the system of internal controls established by management and the audit process of the Company. The Board adopted a written charter for the Audit Committee in 2001. Since then, the Board has amended the charter to conform to new requirements under applicable law, SEC regulations and the
NYSE listing standards. A copy of this amended charter is attached to this proxy statement as Exhibit B (the
"Charter.") The Charter sets out the responsibilities, authority and specific duties of the Audit Committee. It also specifies the structure and membership requirements of the committee, as well as the relationship of the
Audit Committee to the Company's Independent Auditor, internal auditor and management.

Audit Committee Report

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements and for the Company's reporting process, including its systems of internal controls.
PricewaterhouseCoopers ("PwC"), a firm of independent public registered accountants, is the Company's
Independent Auditor, responsible for auditing the Company's annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by the Company's management and by PwC.

     In fulfilling its oversight responsibilities, the committee has met with management and with PwC, and has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2004 (the
"audited statements.") The committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards 61, as amended (Communications with Audit Committee) including:

     •   PwC's responsibilities under generally accepted auditing standards;
     •   the Company's significant accounting policies;
     •   management judgments and accounting estimates;
     •   any significant audit adjustments;
     •   any disagreements with management; and
     •   any difficulties encountered in performing the audit.

     Additionally, the committee met throughout the year with PwC, the Company's chief financial officer and the Company's internal auditors to discuss the results of their examinations and their evaluations of the
Company's internal controls and of the overall quality, not just the acceptability, of the Company's financial reporting. The meetings with PwC occurred both with and without members of management present; the meetings with the chief financial officer and the internal auditors occurred both with and without other members of management present.

     The committee has received from PwC a letter providing the disclosures required by Independence Standards
Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between
PwC and the Company that in PwC's professional judgment may reasonably be thought to bear on independence. PwC has discussed its independence with the committee and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The committee has considered whether provision of the non-audit services rendered by PwC during the Company's most recent fiscal year is compatible with maintaining the independence of such auditors and deemed that it was.

     In reliance on these reviews and discussions, the committee recommended to the Board that the Company's audited statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and be filed with the SEC. The committee has also approved, subject to shareholder ratification, the selection of PwC as the Company's Independent Auditor for the fiscal year 2005.

                                                              THE AUDIT COMMITTEE

                                                              Thomas S. Johnson, Chairperson
                                                              Jean S. Blackwell
                                                              Arthur P. Byrne
                                                              Richard N. Cooper, Ph.D.
                                                              John E. Haire
                                                              Jerry J. Jasinowski

                                                      16

                                         COMPENSATION COMMITTEE REPORT

     This report discusses the executive compensation program for the Company's senior management, including the named executive officers, with respect to calendar year 2004. The compensation determinations described below were ratified by the Board. The Compensation Committee and the Board have direct access to independent compensation consultants for advice on matters of executive compensation for the chief executive officer and senior management team, and utilized these consultants from time to time during the year.

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed"
with the Securities and Exchange Commission nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Executive Compensation

     The Company's executive compensation program is designed to:

     •   attract, motivate and retain senior management who can make a significant contribution to the
         Company's annual and long-term success;
     •   align the interests of senior management with those of shareholders;
     •   emphasize performance-based compensation; and
     •   provide competitive total compensation while differentiating rewards based upon department and individual performance.

     Three components comprise executive compensation: base salary; performance-based annual incentive awards;
and performance-based long-term incentive awards. The target awards for each component are based on competitive data for the insurance and investment industries, which data are obtained from nationally recognized compensation consulting firms.

     In 2004, the Compensation Committee and management worked to develop a comprehensive philosophy for executive compensation that aligned with the Company's business strategy and performance-based culture. This philosophy was formed because of the Company's desire to achieve consistency among various business units'
executive compensation opportunities, and to motivate and reward strong financial performance in support of the
Company's continued turnaround. The primary components of this philosophy are as follows:

     •   Total compensation will be positioned between the 50th and 75th percentiles of appropriate peer groups of companies, and will vary by position based on both required contribution to strategy execution and tenure in role.
     •   The mix of compensation will be weighted toward variable pay, in the form of short- and long-term incentives, in order to motivate and reward a focus on annual and multi-year enterprise value creation in support of the Company's strategic plan.
     •   Annual and long-term incentives will be fairly balanced, with most roles having a slight bias toward long-term.

     As part of the philosophy, the Committee approved a new executive compensation program to take effect in
2005. The program will apply to officers with a title of senior vice president or higher, as well as other selected executives whose contributions are key to the Company's success.

     Special, one-time incentives were provided to three executives to ease the transition from their respective 2004 compensation opportunities to a new compensation pay mix that is better aligned with those of the chief executive officer and the rest of the senior management team.

Base Salary

     Senior management receives base salaries determined by the responsibilities, skills and experience related to their respective positions. For 2004, base salaries, which are generally targeted around the median of the appropriate peer group, are reviewed annually and increased if appropriate in accordance with individual performance and market position. Increases are not awarded to those senior managers whose base salaries are deemed to be above market; however, bonuses are awarded if warranted by individual performance. Base salaries for 2004 were reviewed based upon these

                                                      17

criteria and any increases for key executives and other senior management were approved by the Compensation
Committee.

Annual Cash Incentives

     Under the Company's annual incentive plan, senior management is eligible for annual cash incentive awards based upon the achievement of pre-determined performance objectives. Each year the committee approves these objectives. For 2004, the incentive plan focused on improving the Company's cash return on equity (as defined on page 22 of this proxy statement in Note 1 to the long-term incentive awards table), on achieving departmental business objectives and on achieving individual performance objectives. The size of the annual incentive pool is determined by the Company's actual cash return on equity versus the plan target. The pool is then allocated as follows: Department results, representing 65 percent of each individual's award, are determined by achievement of pre-determined department objectives; achievement of individual performance objectives determines the remaining 35 percent of the award.

     The Compensation Committee reserves the right to make adjustments to the plan as it deems appropriate in its sole discretion. Individual awards for key executives must be reviewed and approved by the committee before being paid. Awards are paid in the first quarter of the year following the plan year. For 2004, the Company's cash return on equity resulted in funding the plan at 97 percent of target. Department results ranged from 47 percent to 150 percent of target.

Long-Term Incentive Compensation

     In 2002, the Committee approved the 2002-2004 performance cycle of a cash based long-term incentive plan.
The threshold, target and maximum awards under this plan were based upon achieving a target cash return on equity. In 2005, the committee approved the results of the 2002-2004 performance cycle. The actual cash return on equity came within 0.1 percent of the threshold required for payout. As the Company did not achieve the minimum performance criteria, the Committee did not approve any payout.

Current Long-Term Incentive Plan

     Beginning in 2003, long-term incentives for the Company's senior management and other key employees are provided pursuant to the Company's 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan
(the "LTIP"), which was approved by shareholders in 2003. The purpose of this plan is to reward participants for the long-term success of the Company, attract and retain an outstanding senior management team and assist their acquisition of long-term ownership interests in the Company.

     The LTIP is a performance share plan. Senior management and other key employees receive contingent grants of the Company's RSUs subject to the Company achieving its cash return on equity objective, generally over a three-year period. Each contingent RSU grant is equal to an executive's long-term incentive target award based upon the share price of the Company's Common Stock at the beginning of the cycle. As part of the annual compensation review process, the Compensation Committee reviews and approves targeted award opportunities for the senior management team.

     At the beginning of each three-year performance cycle, corporate performance objectives are established which may include specific growth objectives for the performance period. At the end of the cycle, results for performance objectives are measured and the results, which are expressed as a percentage, may range from 0 percent to 200 percent. If the performance criteria threshold is not met, the contingent grants are forfeited.
Actual awards are determined by multiplying the executive's target RSU grant by the corporate performance percentage results. The value of the actual award will vary depending upon both the achievement of the performance target and the Common Stock price at the end of the cycle. Each RSU awarded is convertible into one share of our Common Stock. Assuming the performance criteria threshold is met, the RSUs for the 2004-2006 cycle will convert into shares of Common Stock upon award, except for those of any executive who elects to defer receipt of the shares. For the 2004-2006 cycle, participants are required to retain a fixed percentage of the award based on their share ownership and retention guidelines.

     In 2004, the committee approved the performance target for the 2004-2006 performance cycle of the LTIP.
The performance goal established was based upon improvement in the Company's cash return on equity for the performance cycle.

                                                      18

Stock Incentive Plan

     In 2001, to align the interests of the Company's senior management and other key employees and groups with those of shareholders, the Compensation Committee adopted the Stock Incentive Plan. This plan provides that the committee may, from time to time, grant incentive stock options and non-statutory stock options for the purchase of Common Stock to employees (including officers who are also directors) and insurance agents of the
Company and its subsidiaries.

     In 2004, the Company granted 521,070 options as part of annual sales incentives, and as retention, promotion and sign-on awards. These options were granted at the closing price on the date the stock grants were approved, and have a three-year vesting period (33 1/3 percent per year) with a ten-year term.

Chief Executive Officer Compensation

     Annually the committee reviews and recommends to the Board for approval the base salary level, incentive opportunities and actual incentive awards for the chief executive officer. The chief executive officer's compensation is determined based on the same factors as described above for the senior management team.

     At the end of 2002, the Board approved a three-year employment contract with Mrs. Young, the terms of which are outlined in Executive Compensation Arrangements and Related Matters - Employment Agreement on
page 24. In February 2005, the committee recommended and the Board approved Mrs. Young's annual incentive award for 2004. The award consisted of two parts: 65 percent was based upon the Company's financial results and
35 percent was based upon individual performance. The Company's 2004 financial performance resulted in an award of 97 percent of target for the first part of the award or $598,975. Due to Mrs. Young's strong leadership resulting in improved financial performance of the Company during 2004, the Committee recommended and the Board approved the maximum individual performance result for the second part, or $645,050. For 2004, Mrs. Young's total annual compensation, as reported on page 20, was $2,194,025.

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's chief executive officer or any of the four other most highly compensated executive officers, unless the compensation is "performance-based." Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. A transition rule applies for newly public companies that exempts them from the $1,000,000 limit on compensation paid under plans in effect prior to their public offering and disclosed in the prospectus adequately to comply with securities laws

     In the future, the committee intends to structure any compensation for executive officers so that it qualifies for deductibility under Section 162(m) to the extent feasible. However, to maintain a competitive position within the Company's peer group of companies, the committee retains the authority to authorize payments including salary and bonus that may not be deductible.

                                                              THE COMPENSATION COMMITTEE

                                                              Sanford Cloud, Jr., Chairperson
                                                              Sal H. Alfiero
                                                              Peter C. Browning
                                                              Ann Maynard Gray
                                                              John E. Haire
                                                              Thomas S. Johnson

                                                      19

                                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table describes the compensation, during the last three years, of those persons who were, as of
December 31, 2004, the Company's chief executive officer and its four other most highly compensated executive officers.
The table shows annual compensation, including salary and bonus, earned during the years indicated.  It also shows long-term compensation awarded or paid in the years indicated.

---------------------------------------------------------------------------------------------------------------
                                        Annual
                                   Compensation (1)              Long-Term Compensation
                                   ---------------     --------------------------------------
                                                                       Number of
                                                                        Shares
                                                          Value       Under-lying
   Name and Principal                                    of RSUs        Options                    All Other
        Position           Year    Salary   Bonus (2)    Awarded (3)     Awarded     Payouts     Compensation (4)
---------------------------------------------------------------------------------------------------------------
Dona D. Young              2004  $950,000  $1,244,025  $    --           --     $     --         $   37,566
   Chairman,               2003   926,923   1,181,250   3,000,000(5)      --         854,167(6)        33,865
   President and           2002   753,846       --          --         262,500    1,832,220(7)        50,263
   Chief Executive Officer

---------------------------------------------------------------------------------------------------------------
Daniel T. Geraci           2004   700,000     741,200       --           --           --             28,235
   Executive Vice          2003   457,692   1,400,000   2,000,000(8)     50,000        --            712,872(9)
   President, Asset        2002    --         --            --           --           --              --
   Management(10)

---------------------------------------------------------------------------------------------------------------
Michael E. Haylon          2004   460,000   1,323,018     690,000(11)      --           --             18,277
   Executive Vice          2003   415,385     886,750       --           --         140,625(6)        15,000
   President and Chief     2002   387,500     226,497       --          60,000      187,200(7)     1,100,656(12)
   Financial Officer

---------------------------------------------------------------------------------------------------------------
John F. Sharry             2004   379,583     571,520       --           --           --             15,068
   Senior Vice             2003   389,423     529,525       --           --         160,339(13)        14,000
   President and Chief     2002   375,000     662,250       --          60,000        --            566,250(12)
   Marketing Officer(14)

---------------------------------------------------------------------------------------------------------------
James D. Wehr              2004   360,000     997,346       --          30,000        --             14,319
   Executive Vice          2003   270,923     355,425       --          10,000       51,469(6)         8,905
   President and Chief     2002   252,000     172,222       --          15,000        --            487,560(12)
   Investment Officer(15)

---------------------------------------------------------------------------------------------------------------

(1)   In accordance with SEC rules, the value of certain perquisites are not included since they do reach the required threshold for reporting. For Mrs. Young and Mr. Sharry, these perquisites included costs for spousal travel associated with annual sales conventions. For Mrs. Young, these perquisites also included financial planning assistance, personal use of a company car, and payment of certain insurance premiums.
(2)   Figures are shown for the year earned. Cash bonuses are paid in the year immediately following the year in which they were earned. Figures do not include performance-based grants under the LTIP, which is discussed on page 22.
(3)   Represents the value on the date of grant of those RSUs awarded that are not subject to performance criteria. The holders of the RSUs for which the underlying shares are reflected in this column will not have beneficial ownership of those shares until after June 25, 2006 at the earliest. In the interim, they have no voting rights with respect to those shares and cannot sell, transfer or encumber those RSUs or those shares.

                                                      20

(4)   Pursuant to SEC rules, "All Other Compensation" does not include certain group life, health, medical and other non-cash benefits generally available to all salaried employees. For 2004, the amounts reflected in this column consist solely of Company contributions to the Savings and Investment Plan and to the Excess
     Investment Plan with the exception of $450 for insurance premiums paid for term life insurance excess of
     $50,000 for Mr. Geraci.
(5)   Represents the grant of 394,737 RSUs when Mrs. Young assumed the role of chief executive officer. See
     "Restricted Stock Unit Arrangements" on page 25 for more details.
(6)   Represents an award earned upon completion of the 2000-2002 cycle of the LTIP.
(7)   Represents an award earned upon completion of the 1997-1999 cycle of the LTIP, which was designed to pay out in three annual installments beginning in 2000 and ending in 2002.
(8)   Represents the grant of 255,004 RSUs in connection with the hiring of Mr. Geraci. See "Restricted Stock
     Unit Arrangements" on page 25 for more details.
(9)   Includes a $700,000 sign-on bonus.
(10)  Commenced employment May 12, 2003.
(11)  One-time retention bonus. See "Restricted Stock Unit Arrangements" on page 25 for more details.
(12)  Includes payment of 2001 Phoenix Investment Partners, Ltd. ("PXP") retention bonus.
(13)  $140,625 represents an award earned upon completion of the 2000-2002 cycle of the LTIP and $19,714 is the sum received from exercising phantom stock options under the PXP plan described beginning on page 22.
(14)  Mr. Sharry was given this title on September 21, 2004. Prior to then, he was Senior Vice President,
     Marketing and Asset Management Distribution. Prior to 2004, he was an officer of PXP, but not of the
     Company.
(15)  Mr. Wehr was given this title effective February 1, 2005. Prior to then, he was Senior Vice President and
     Chief Investment Officer.

Stock Option Grants Table

     The following table sets forth information concerning stock options granted by the Company in 2004 to the named executive officers.

---------------------------------------------------------------------------------------------------------------
                                             Percent of Total
                     Number of Securities     Stock Options      Exercise
                       Underlying Stock        Granted to        Price Per   Expiration      Grant Date
      Name           Options Granted (1)      Employees in 2004   Share (2)       Date      Present Value (3)
---------------------------------------------------------------------------------------------------------------
Dona D. Young               --                     --               --           --             --
---------------------------------------------------------------------------------------------------------------
Daniel T. Geraci            --                     --               --           --             --
---------------------------------------------------------------------------------------------------------------
Michael E. Haylon           --                     --               --           --             --
---------------------------------------------------------------------------------------------------------------
John F. Sharry              --                     --               --           --             --
---------------------------------------------------------------------------------------------------------------
James D. Wehr             30,000                  5.8%            $12.24      1/2/2014       $136,153
---------------------------------------------------------------------------------------------------------------

(1)   The grant vests 33 1/3 percent on January 2 of 2005, 2006 and 2007.
(2)   The exercise price of the options granted is equal to the fair market value of a share of Common Stock on
     January 2, 2004, the date of grant.
(3)   The hypothetical grant date present value of the stock options granted in 2004 is presented pursuant to
     SEC rules and calculated under the modified Black-Scholes Model for pricing options. The material assumptions used for this calculation were: (i) a fair market value exercise price; (ii) a volatility factor of 32.523 percent; (iii) a risk-free rate of return of 4.389 percent; (iv) a dividend yield of 1.36 percent; (v) a three-year vesting schedule; and (vi) a ten-year option term. No discount to the calculated value was taken to reflect: (a) the fact that options are not freely tradable; or (b) the exercise or lapse of the options after vesting but prior to the end of the option period. This grant date present value is not intended to forecast possible appreciation, if any, of our Common Stock. The ultimate value of the options will depend on the future market price of our Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our Common Stock, on the date the option is exercised, over the exercise price.

                                                      21

Stock Option Exercises and December 31, 2004 Stock Option Value Table

     The following table sets forth information concerning stock options held by the named executive officers.

---------------------------------------------------------------------------------------------------------------
                                                        Securities                   Value of Unexercised
                        Shares     Values         Underlying Unexercised             In-the-Money Options at
                       Acquired   Realized     Options at December 31, 2004           December 31, 2004 (1)
                          on         on      ---------------------------------   ------------------------------
         Name          Exercise   Exercise     Exercisable   Unexercisable (2)     Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------------
Dona D. Young             --         --         175,000          87,500             $  --          $  --
---------------------------------------------------------------------------------------------------------------
Daniel T. Geraci          --         --          16,667          33,333              76,168         152,332
---------------------------------------------------------------------------------------------------------------
Michael E. Haylon         --         --          40,000          20,000                --             --
---------------------------------------------------------------------------------------------------------------
John F. Sharry            --         --          40,000          20,000                --             --
---------------------------------------------------------------------------------------------------------------
James D. Wehr             --         --          13,334          41,666              12,336          32,464
---------------------------------------------------------------------------------------------------------------

(1)   Based on the December 31, 2004 closing stock price of $12.50.
(2)   Represents stock options that are not vested.

Long-Term Incentive Plans

LTIP

     Under the LTIP, the Compensation Committee of the Board approves awards to designated officers of the
Company and establishes three-year performance goals that support the long-term corporate strategy. At the end of the three-year performance cycle, awards are determined and paid based on actual results achieved. All five named executive officers participated in the LTIP in 2004.

                                           Awards in Fiscal Year 2004

---------------------------------------------------------------------------------------------------------------
                                    Performance or
                                     Other Period                        Estimated Future Payouts (1)
                                     Other Period                              (Number of RSUs)
                                   Until Maturation          --------------------------------------------------
          Name                         or Payout              Threshold (2)            Target           Maximum
---------------------------------------------------------------------------------------------------------------
Dona D. Young                         2004 - 2006               77,614                155,229          310,458
---------------------------------------------------------------------------------------------------------------
Daniel T. Geraci                      2004 - 2006               28,595                 57,190          114,380
---------------------------------------------------------------------------------------------------------------
Michael E. Haylon                     2004 - 2006               11,274                 22,549           45,098
---------------------------------------------------------------------------------------------------------------
John F. Sharry                        2004 - 2006                6,985                 13,971           27,942
---------------------------------------------------------------------------------------------------------------
James D. Wehr                         2004 - 2006                6,617                 13,235           26,470
---------------------------------------------------------------------------------------------------------------

(1)   These figures, which are rounded to the nearest whole number, represent the number of RSUs which may be earned. Actual payouts for the 2004-2006 cycle, which will occur in 2007, will be based on a formula that takes into account the Company's success in improving its cash return on equity. All references in this proxy statement to "cash return on equity" mean: after-tax income from continuing operations, excluding realized investment gains or losses, venture capital, amortization of intangibles and non-recurring items;
     divided by adjusted average stockholders' equity. Each RSU is convertible into one share of our Common
     Stock. Under the terms of these awards, participants are required to retain a fixed percentage based on the Company's share ownership and retention guidelines.
(2)   This represents the minimum award. If the minimum performance criteria (set at 50 percent of target performance) are not met, no RSUs would be issued.

Phoenix Investment Partners, Ltd. Phantom Option Plans

     In 2002, Messrs. Haylon's, Sharry's and Wehr's long-term compensation plan awards were under the phantom option plans of Phoenix Investment Partners, Ltd. ("PXP") instead of under the LTIP. These PXP plans permitted
PXP to recognize and reward contributions that participants made toward the long-term growth of PXP.

                                                      22

 --------------------------------------------------------------------------------------------------------------
                                         Performance or Other Period
                         Number              Until Maturation               Estimated Future Payouts Under
     Name               of Units                 or Payout                   Non-Stock Price-Based Awards
---------------------------------------------------------------------------------------------------------------
Michael E. Haylon      40,000 (1)                    (2)                                   (3)
                       25,000 (4)                    (5)                                   (6)
---------------------------------------------------------------------------------------------------------------
John F. Sharry         40,000 (1)                    (2)                                   (3)
                       25,000 (4)                    (5)                                   (6)
---------------------------------------------------------------------------------------------------------------
James D. Wehr          20,000 (1)                    (2)                                   (3)
                        7,500 (4)                    (5)                                   (6)
---------------------------------------------------------------------------------------------------------------

(1)   These units were awarded in 2002 under PXP's 2002 Phantom Option Plan.
(2)   These rights under PXP's 2002 Phantom Option Plan vested on January 1, 2005, and may be exercised in March of any year prior to March 31, 2007.
(3)   Each unit has a beginning reference value of $7.73, which was determined based on PXP's revenues and operating income. The value of the units is recalculated each quarter based on a formula tied to the change in PXP's current trailing 12-month revenues and operating income (before amortization of intangibles) as compared to such results in 2001. Upon exercise, the unit holder is entitled, for each option, to the excess of the recalculated value as of the date of exercise over $7.73. Based on these calculations as of December 31, 2004, each unit had a year-end value of $10.17. If a unit is exercised in
     March 2005, the unit holder would be entitled to $2.44 per option. The value of the units is not subject to any limitations.
(4)   These units were originally awarded in 2001 under PXP's 2001 Phantom Option Plan but were repriced in
     December 2001.
(5)   These rights under PXP's 2001 Phantom Option Plan are fully vested and may be exercised in March of any year prior to March 31, 2006.
(6)   Each unit has a beginning reference value of $10.30, which was determined based on PXP's revenues and operating income. The value of the units is recalculated each quarter based on a formula tied to the change in PXP's current trailing 12-month revenues and operating income (before amortization of intangibles) as compared to such results in 2001. Upon exercise, the unit holder is entitled to the excess of the recalculated value as of the date of exercise over $10.30. Based on these calculations as of
     December 31, 2004, each unit had a year-end value of $10.17, which is below the reference value, so exercise of an option would have resulted in no payment to the unit holder. The value of the units is not subject to any limitations.

Retirement Plan

     The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age, which is age 62 for participants with at least ten years of service or otherwise age 65. The benefit is based on the final pay formula contained in our qualified defined benefit pension plan. The benefits also include any pension amounts provided instead under the Company's non-qualified pension plan due to benefit limitations imposed by the Internal Revenue Code or to the Company's exclusion of certain types of compensation from the qualified plan.

                                               Pension Plan Table

---------------------------------------------------------------------------------------------------------------
   Final                                          Years of Plan Participation
   Average          -------------------------------------------------------------------------------------------
   Earnings             10             15             20               25               30               35
---------------------------------------------------------------------------------------------------------------
 $   500,000         $100,000       $150,000       $200,000       $  250,000       $  275,000       $  300,000
     750,000          150,000        225,000        300,000          375,000          412,500          450,000
   1,000,000          200,000        300,000        400,000          500,000          550,000          600,000
   1,250,000          250,000        375,000        500,000          625,000          687,500          750,000
   1,500,000          300,000        450,000        600,000          750,000          825,000          900,000
   1,750,000          350,000        525,000        700,000          875,000          962,500        1,050,000
   2,000,000          400,000        600,000        800,000        1,000,000        1,100,000        1,200,000
---------------------------------------------------------------------------------------------------------------

     The benefits shown in the above table are payable in the form of a straight life annuity and would be actuarially adjusted for benefit alternatives available under the pension plan. The annual retirement benefit under the qualified plan and the non-qualified plan is generally equal to the sum of: (i) an executive's "final average earnings" multiplied by years of credited service up to 25 years times two percent; and (ii) an executive's "final average earnings" multiplied by years

                                                      23

of credited service in excess of 25 years but up to 35 years times one percent. Benefits payable under the pension plan are reduced by Social Security benefits. "Final average earnings" under the pension plan is the average annual salary (as reflected in the "Salary" column of the Summary Compensation Table) paid to an executive during the consecutive 36-month period prior to his or her retirement, plus the average of the highest three of the executive's last seven years' annual incentive bonuses (excluding long-term incentive compensation).

     The following table shows the estimated annual benefit payable to each of the named executive officers under the pension plan at age 62 assuming: (i) continued full time employment at the Company; (ii) no change in salary or incentive bonuses; and (iii) no reduction for Social Security benefits.

                                       Estimated Annual Benefits Payable
                                                       to
                                            Named Executive Officers

---------------------------------------------------------------------------------------------------------------
                                                                 Years of
                                      Year of 62nd                Credited
     Name                               Birthday                Service (1)             Estimated Annual Benefit
---------------------------------------------------------------------------------------------------------------
Dona D. Young                             2016                    24.41                    $  1,019,926
---------------------------------------------------------------------------------------------------------------
Daniel T. Geraci                          2019                     1.66                         372,754
---------------------------------------------------------------------------------------------------------------
Michael E. Haylon                         2019                    14.58                         654,196
---------------------------------------------------------------------------------------------------------------
John F. Sharry                            2014                     9.16                         422,940
---------------------------------------------------------------------------------------------------------------
James D. Wehr                             2019                    23.33                         430,385
---------------------------------------------------------------------------------------------------------------

(1)   As of December 31, 2004.

Executive Compensation Arrangements and Related Matters

     On December 31, 2004, the Company's only employment agreement was with Mrs. Young, although it had change in control agreements with its named executive officers and other key executives and restricted stock units agreements with Messrs. Geraci and Haylon. These agreements are all discussed below.

Employment Agreement

     The Company entered into an Executive Employment Agreement with Mrs. Dona Young, dated January 1, 2003, pursuant to which Mrs. Young serves as the chief executive officer of the Company and pursuant to which the
Company will seek to cause Mrs. Young to be re-nominated so that she may continue to serve as a member of the
Board throughout her employment term. The agreement entitles Mrs. Young to participate in benefit plans of the
Company and to receive vacation and other perquisites maintained for its senior executives. It also entitles
Mrs. Young to financial and tax planning assistance, the use of a Company automobile and driver in connection with the performance of her duties under the agreement, payment of the initial fee and annual dues and other fees for a lunch club in New York City, and a supplemental disability insurance policy. The agreement sets Mrs.
Young's initial base salary at $900,000, retroactive to October 1, 2002 (subject to annual review) and provides for a short-term bonus (at a target of 100 percent of base salary), a long-term incentive bonus in cash or equity, as determined by the Board or a committee (at a target of 200 percent of base salary) and the grant of
394,737 RSUs. Each RSU represents a contractual right to receive one share of Common Stock, subject to vesting restrictions, following the later of June 25, 2006 or termination of employment. The RSUs vest on the earlier of: January 1, 2006; a change in control of the Company (as defined in the agreement); or a termination of her employment by the Company without cause (as defined in the agreement), by Mrs. Young for good reason (as defined in the agreement) or due to her death or disability. The agreement further provides that while Mrs.
Young holds the RSUs, she will not have any right to vote or to direct the vote of the related shares of stock or to dispose of the RSUs. The Company will credit each RSU with dividend equivalents and interest thereon, which will be distributed following the later of June 25, 2006 or termination of Mrs. Young's employment.

     If Mrs. Young's employment is terminated by the Company without cause (as defined in the agreement) or if she terminates her employment for good reason (as defined in the agreement), she will be entitled to: (i) two times the sum of her base salary and her short-term incentive award, based on the greater of her target and the average of her short-term bonuses over the last two completed fiscal years prior to her termination; (ii) a pro-rata portion of the short-term award
                                                      24

for the year in which her termination occurs; (iii) a pro-rata portion of her previously awarded long-term awards for each then open cycle; (iv) pro-rata vesting of any outstanding equity grants (other than those RSUs described above); (v) continued health coverage for two years; (vi) an amount equal to the lump sum value of two years of additional service and age credit for pension purposes under any qualified and non-qualified defined benefit type pension plan or arrangement of the Company; (vii) an amount equal to two years of maximum
Company matching contribution under any type of qualified or non-qualified deferred compensation plan sponsored by the Company; and (viii) outplacement services and, for six months after termination, office space and secretarial support. If the Company and Mrs. Young do not enter into a new employment agreement on or before
January 1, 2006, the executive will be deemed to be terminated by the Company without cause. In addition, Mrs.
Young will have good reason to terminate her employment if the Company fails to renew the Employment
Continuation Agreement described below.

Restricted Stock Units Arrangements

     Each RSU represents a contractual right to receive one share of Common Stock. All of the RSUs discussed in this section are subject to prohibitions on transfer and encumbrance. In addition, the recipients have no right to vote or to direct the vote of the shares underlying their RSUs until such shares are issued.

     In 2003, in connection with its hiring of Mr. Geraci as Executive Vice President, Asset Management, the
Company entered into a Restricted Stock Units Agreement with him. Pursuant to that agreement, Mr. Geraci was awarded approximately 255,004 RSUs. These vest at the earlier of: (i) May 12, 2006; or (ii) the occurrence of a change in control of the Company, as defined in the agreement, followed by a termination of Mr. Geraci's employment by the Company or its successor without cause (as defined in the agreement) or by him for good reason (as defined in the agreement). If the RSUs vest, the shares underlying them will be issued on June 26,
2006, subject to Mr. Geraci's right to defer conversion. During the period from April 14, 2003 until June 26,
2006, the Company will credit each RSU with dividend equivalents plus interest on such amount from the associated dividend payment dates, which sums will be paid to Mr. Geraci on or after June 26, 2006, subject to his right to defer receipt. Mr. Geraci also has an agreement with the Company that provides for the issuance to him of up to an additional 382,507 RSUs, contingent upon meeting specified performance criteria related to improved performance of our asset management business over a three-year period ending June 30, 2006.

     In 2004, the Company entered into a Restricted Stock Units Agreement with Mr. Haylon pursuant to which he was awarded 63,712 RSUs. These vest at the earlier of: (i) November 4, 2007; or (ii) the occurrence of a change in control of the Company, as defined in the agreement, followed by a termination of Mr. Haylon's employment by the Company or its successor without cause (as defined in the agreement) or by him for good reason (as defined in the agreement). If the RSUs vest, the shares underlying them will be issued on November 4, 2007, subject to
Mr. Haylon's right to defer conversion. During the period from November 4, 2004 until November 4, 2007, the
Company will credit each RSU with dividend equivalents plus interest on such amount from the associated dividend payment dates, which sums will be paid to Mr. Haylon on or after November 4, 2007, subject to his right to defer receipt. Mr. Haylon also has an agreement with the Company that provides for the issuance to him of up to an additional 163,399 RSUs, contingent upon meeting specified performance criteria related to achievement of key financial goods over a three-year period ending December 31, 2006.

Change in Control Agreements

     The Company has entered into agreements with Messrs. Geraci, Haylon, Sharry, Wehr and other key executives which will, in certain circumstances, provide separation benefits upon the termination of their employment by the Company for reasons other than death, disability, cause (as defined in the agreements) or retirement, or by the executive for good reason (as defined in the agreements.) These agreements provide this protection only if the termination occurs following (or is effectively connected with) the occurrence of a change of control, as defined in the agreements. These agreements will terminate on January 1, 2006. Mrs. Young and the Company entered into a similar Employment Continuation Agreement, dated January 1, 2003, that becomes operational upon a change in control of the Company. The initial term of her agreement ends January 1, 2006, subject to automatic renewals of up to two successive and consecutive additional one-year periods.

     The principal operative provisions of these agreements are intended to preserve for the covered executives the same duties, responsibilities and compensation opportunities as were in effect prior to a change of control for a period of two years following a change in control. When operative, these agreements establish certain minimum levels with respect to the covered executive's base salary and incentive compensation opportunities and also generally assure the covered executive that he or she will not incur a significant change in the other terms and conditions of his or her employment.

                                                      25

     These agreements provide for change in control severance benefits including: (i) vesting of qualified and non-qualified pension plan benefits and a lump sum payment in an amount equal to one to three years (depending on the executive's pay grade) of additional service and age credit under such plans; (ii) in lieu of any severance benefits payable under any other plan, policy or program, a cash amount equal to one to three times
(depending on the executive's pay grade) base salary plus the greater of the average of annual incentive compensation earned in the last three fiscal years prior to the change in control and the short-term incentive target for the year in which employment terminates; (iii) one to three years (depending on the executive's pay grade) of continued medical, dental and long-term disability coverage; (iv) vesting of benefits under equity compensation plans; (v) an amount equal to a pro rata portion of the short-term award for the year in which termination occurs and a pro-rata portion of long-term awards for each then open cycle at target; (vi) an amount equal to one to three years (depending on the executive's pay grade) of additional contributions the
Company would have contributed to the Company's Savings and Investment Plan and/or the Excess Investment Plan;
(vii) outplacement services; and (viii) in Mrs. Young's case only, office space and secretarial support for six months after termination. Mrs. Young and Messrs. Geraci, Haylon and Wehr will also be entitled to a "gross-up"
payment from the Company to cover any excise tax liability they may incur as a result of payments or benefits contingent on a change of control and any income tax liability they may incur as a result of the "gross-up"
payment.

                                               PERFORMANCE GRAPHS

     The following graph compares the cumulative total return on the Common Stock with the cumulative total returns of the Standard & Poor's 500 Stock Index for the period June 25, 2001 through December 31, 2004.

     It also compares such returns to those of two peer groups selected by the Company. The Original Peer Group
Index members are listed below the table. Since, in 2004, three of those members ceased to be publicly traded, the graph for that group ends December 31, 2003. That group, less those three members, is the "Current Peer
Group" for whom the cumulative total return is shown below for the full period. Within both Peer Group indices, however, the relevant investment dates for Principal Financial Group, Inc. and Prudential Financial, Inc., are
November 22, 2001 and December 12, 2001, respectively, the dates of their respective Initial Public Offerings.
The cumulative total return, which assumes any dividends paid are reinvested, is equal to: (i) the difference between the price per share at the beginning and end of a period; divided by (ii) the share price at the beginning of such period.

                                            Cumulative Total Return

[GRAPHIC OMITTED]

                                          Original Peer   Current Peer
                PNX           S&P 500      Group Index    Group Index
               ------         -------     ------------    -----------
25-Jun-01      100.00         100.00         100.00         100.00
31-Dec-01      103.64          94.90         113.28         118.50
31-Dec-02       42.96          73.93          65.10          68.61
31-Dec-03       69.34          95.14         121.77         122.60
31-Dec-04       72.94         105.48           -            134.50

     Except as noted above, all indices assume $100 was invested on June 25, 2001 in the Common Stock, the
Standard & Poor's 500 Stock Index and the common stock of the Peer Group Indices members, with dividends being reinvested. The Original Peer Group Index members were AmerUs Group Co., Franklin Resources, Inc., Janus
Capital Group, Inc. (formerly Stilwell Financial Inc.), Jefferson-Pilot Corporation, John Hancock Financial
Services, Inc., Lincoln National Corporation, MetLife, Inc., Nationwide Financial Services, Inc., Neuberger
Berman Inc., Principal Financial Group, Inc., Prudential Financial, Inc., T. Rowe Price Group, Inc., The MONY
Group Inc., and Waddell & Reed Financial, Inc. In 2004, John Hancock, the MONY Group and Neuberger Berman
Inc. ceased to be publicly traded, so we deleted them

                                                      26

from our Original Peer Group Index, thereby creating our Current Peer Group Index. Both Peer Group indices are capitalization-weighted.

     The following graph compares the same cumulative total returns assuming an investment of $100 on December 31,
2002. This date represents the beginning of the tenure of the Company's current chief executive officer.

                                            Cumulative Total Return

[GRAPHIC OMITTED]

                                          Original Peer   Current Peer
                PNX           S&P 500      Group Index    Group Index
               ------         -------     ------------    -----------
31-Dec-02      100.00         100.00         100.00         100.00
31-Dec-03      161.40         128.68         148.77         146.26
31-Dec-04      169.78         142.68           -            161.02

     The tables above shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such tables be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates them by reference into such filing.

                            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our Common Stock. Based on our records and on information provided by such individuals, we believe that during the fiscal year ending December 31, 2004, all of our executive officers timely met such filing requirements. We have no greater-than-10 percent beneficial owners.

                                                      27

                  PROPOSAL 2: APPROVAL OF THE PHOENIX COMPANIES, INC. ANNUAL INCENTIVE PLAN
                 FOR EXECUTIVE OFFICERS FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE
                                          CODE OF 1986, AS AMENDED

   The purposes of The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers (the "Plan") are
to:
   •  foster and promote our financial success by motivating superior performance through use of performance-related annual incentives;
   •  enable us to attract, motivate and retain the services of talented individuals whose efforts make a significant contribution to our success; and
   •  meet one of several requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended
      ("Section 162(m)"). Shareholder approval is required if compensation payable pursuant to the Plan is to qualify for the performance-based exemption to the limitation on our ability to deduct compensation in excess of $1,000,000 paid to certain Executives Officers, as defined below, in any taxable year.
      Accordingly, if shareholders do not approve the Plan, we will not implement it. Shareholders should be aware that the Plan is not the exclusive means of providing incentive compensation to Executive Officers, and that we reserve the right to pay bonuses to these Executive Officers under another plan or without regard to any plan in appropriate circumstances, whether or not deductible.

   The following summary of the Plan is qualified in its entirety by reference to the complete text of the
Plan, which is included as Exhibit C to this proxy statement.

Participation

   The Board, the Compensation Committee or any other committee consisting of two or more Non-employee
Directors meeting the standards for "outside directors" under Section 162(m) (the "Committee") shall determine which officers of the Company subject to the reporting requirements of Section 16(a) of the Securities Exchange
Act of 1934, as amended (an "Executive Officer") will participate in the Plan.

Administration

   The Committee is authorized to determine the terms and conditions of any and all incentive compensation opportunities under the Plan (the "Awards") including, but not limited to:

   •  the target and maximum amounts that may become payable for each Award;
   •  the performance goals applicable to each Award; and
   •  any additional restrictions that must be satisfied prior to payment of each Award.

Once established, the terms and conditions of an Award may not be subsequently changed in a manner which would increase the amount payable for that Award.

   The Committee is authorized to:

   •  prescribe, amend and rescind rules and regulations relating to the Plan;
   •  provide for conditions deemed necessary or advisable to protect the interests of the Company;
   •  interpret the provisions of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan; and
   •  carry out the Plan's provisions and purposes.

Determinations, interpretations or other actions made or taken by the Committee will be final, binding and conclusive.

                                                      28

Incentive Compensation Opportunities

   Before each fiscal year begins (or any later date consistent with the requirements of Section 162(m)), the
Committee will establish the Awards for Executive Officers participating in the Plan for that year. At the time each Award is established, the Committee will determine the target and maximum amounts that may be earned for that Award. The Committee may not subsequently increase any Award.

Establishment of Performance Target and Formula

   When the Committee establishes an Award (or on a later date consistent with the requirements of
Section 162(m)), the Committee will establish the performance goals upon which the Award will be payable, if at all, with respect to the relevant fiscal year's performance. This Award will be earned based upon the performance of the Company relative to a pre-established targeted return on equity which, if specified by the
Committee at the time that the Award is made, may be determined based on any adjustments determined and specified by the Committee. The Committee has the sole discretion to establish other or additional performance criteria that must be achieved as a condition to earning an Award. The other performance criteria may include objectives established by the Committee for the Company or any of our subsidiaries, units, or business segments or individuals selected for an Award. These criteria must be objective and must be based on measures relating to one or more of the following: sales; revenues; earnings per share; net income; operating income; cash flow;
stock price; cash operating income; risk-based capital ratio; debt to capital ratio; operating margin; assets under management; market capitalization; net assets; or any rating by a nationally recognized statistical rating organization. These criteria may reflect absolute performance or a comparison to the performance of a peer group or to another external measure. At the time it establishes an Award, the Committee will specify the formula for determining the amount of the Award that may be earned if actual performance is less than, equal to or greater than the applicable targeted level of performance. The Committee has discretion to lower the amounts payable under the Plan on any basis the Committee determines.

Maximum Amount Payable

   The Committee will establish the maximum amount payable to any Executive Officer under the Plan for any fiscal year at the time the performance targets are established, but in no event will any Award exceed
$5,000,000.

Termination of Employment

   Unless the Committee otherwise determines, payment of any Award under the Plan will be conditioned on the continuous employment of the participant from the date of the Award through the date compensation is paid.

Payment of Awards

   If, after the end of a fiscal year, the Committee determines that the relevant performance criteria for that fiscal year have been satisfied, in whole or in part, and certifies that result, the Committee shall authorize the payment to each participant of the amount specified for that participant according to the pre-established formula, or, at the discretion of the Committee, any lesser amount. Payment of any Award may be made in any combination of cash or equity, as long as the equity is issued under another plan maintained by the Company.

Termination and Amendment

   Our Board may terminate or amend the Plan. To the extent required to continue to qualify amounts payable under the Plan as other performance-based compensation for purposes of Section 162(m), that amendment will be subject to the approval of our shareholders.

                                                      29

2005 Plan Benefits Table

   For 2005, the Committee has set the following maximum Awards under the Plan for the named executive officers and for all Executive Officers as a group:

------------------------------------------------------------------------------------------------------------

                  Executive Officers                                  Maximum Amount Payable

------------------------------------------------------------------------------------------------------------
 Dona D. Young                                                             $ 4,000,000
------------------------------------------------------------------------------------------------------------
 Daniel T. Geraci                                                          $ 3,000,000
------------------------------------------------------------------------------------------------------------
 Michael E. Haylon                                                         $ 3,000,000
------------------------------------------------------------------------------------------------------------
 John F. Sharry                                                            $ 3,000,000
------------------------------------------------------------------------------------------------------------
 James D. Wehr                                                             $ 3,000,000
------------------------------------------------------------------------------------------------------------
 Executive Group                                                           $34,000,000
------------------------------------------------------------------------------------------------------------

   The actual amounts payable to any of these individuals under the Plan will depend on performance during 2005 relative to the target levels established by the Committee for the Company's return on equity. The Committee has the discretion to lower the amounts payable under the Plan.

   The amounts that will actually be payable under the Plan for years subsequent to 2005 cannot be definitely determined because the eligible officers may change, the performance objectives have not been established and the attainment of such performance objectives is unknowable.

                            THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.

                                                      30

                       PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

   On February 3, 2005, the Audit Committee, subject to ratification by the shareholders, appointed
PricewaterhouseCoopers LLP ("PwC"), a firm of independent registered public accountants, as its Independent
Auditor to audit and report on the Company's consolidated financial statements for the fiscal year ending
December 31, 2005. We have been advised that representatives of PwC will attend the Annual Meeting. They will have the opportunity to make a statement and to respond to questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PwC AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2005.

Fees Incurred for Services Performed by PwC

   Our Board has a policy to assure the independence of its Independent Auditor. Prior to each fiscal year, the
Audit Committee receives a written report from PwC describing the elements expected to be performed in the course of its audit of Phoenix's financial statements for the coming year. The committee may approve the scope and fees not only for the proposed audit, but also for various recurring audit-related services. For services of its Independent Auditor that are either not audit-related or are recurring, a Company vice president may submit in writing a request to the Company's internal auditor, accompanied by approval of the Company's chief financial officer or chief accounting officer. The Audit Committee may pre-approve the requested service as long as it is not a prohibited non-audit service and the performance of such service by its Independent Auditor would be consistent with all applicable rules on auditor independence. The committee may also delegate pre-approval authority to one or more of its members.

   All services performed for us by PwC in 2004 were pre-approved by the Audit Committee pursuant to the policy described above.

   The services performed by PwC in 2004 and 2003 are described below. PwC does not provide any services to us prohibited under applicable laws and regulations. To the extent PwC provides us with consulting services, those services are closely monitored and controlled by both management and the committee to ensure that their nature and extent do not interfere with PwC's independence. The independence of PwC also is considered annually by our
Board.

                                                             2004                2003
                                                       -----------------------------------
                                                                    ($ in 000s)

   Audit Fees (1)                                           $3,851              $2,633
   Audit-Related Fees (2)                                      264                 225
   Tax Fees (3)                                                148                  92
   All Other Fees (4)                                          313                  51
                                                       ---------------     ---------------
   Total Fees                                              $4,576 (5)           $3,001 (5)
                                                       ===============     ===============

_____________________________________

(1)  Amounts represent fees for the annual audits of the Company, reviews of the Company's financial statements for interim periods, audits of statutory and other regulatory filings and, in 2004, an audit of our internal control over financial reporting. In addition, these amounts include fees for consents and other assistance related to documents filed with the SEC.
(2)  Amounts represent fees for employee benefit plans audits and performance of agreed-upon procedures for regulatory purposes.
(3)  Amounts represent fees for consultations on tax matters, tax compliance services and provision of executive tax services.
(4)  Amounts represent fees for assistance to management concerning regulatory filing requirements in 2004 and
    2003; and in 2004 fees related to an information technology project plan risk assessment.
(5)  Of the total fees incurred, $1,276,000 in 2004 and $38,000 in 2003 were for services required to enable us to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

    As reflected in the table above the Company incurred fees of $4,576,000 and $3,001,000 in 2004 and 2003, respectively, for services performed by PwC. Of these sums, $4,115,000 in 2004 and $2,858,000 in 2003 were for audit and audit-related services.

                                                 OTHER MATTERS

   The Company is not aware of any matters, other than those referred to in this proxy statement, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment in the interests of the Company.

                                                      32

                                                                                                      Exhibit A

                                          THE PHOENIX COMPANIES, INC.
                                               BOARD OF DIRECTORS
                                       CATEGORICAL INDEPENDENCE STANDARDS

                                        (as adopted on February 5, 2004)

The Board of Directors has adopted a resolution determining that the following categories of relationships are immaterial for purposes of determining whether a director is "independent" for purposes of the listing standards adopted by the New York Stock Exchange ("NYSE"). If a particular relationship does not fall within any of the following categories the Board will review the relationship in light of the individual circumstances of the director.

1.   Investment relationships with the Company

     The director and any family member may own equity or other securities of the Company or any of its subsidiaries (collectively, the "Company").

2.   Other business relationships with the Company

     The director and any family member may purchase or receive wealth management, investment management, insurance or other products and services from the Company unless the terms thereof are more favorable to the director or an immediate family member (within the meaning of the NYSE listing standards) than those prevailing at the time for comparable products or services provided to or received by other persons without such a relationship. Products and services provided to directors as part of their compensation for or in connection with their fulfillment of their duties and responsibilities as directors are also permitted.

3.   Employment and compensation relationships with the Company

     The director and any family member may only have an employment relationship with the Company or receive compensation from the Company to the limited extent permitted by the NYSE listing standards.

     The director and any family member may only have an employment relationship or affiliation with a present or former auditor of the Company or with an entity that has or had an executive officer of the Company serving on its compensation committee to the limited extent permitted by the NYSE listing standards.

4.   Relationships with other business entities

     The director and any family member may have relationships with a business entity only if either (1) the director's relationship to the business entity is immaterial or (2) the Company's relationship to the business entity is immaterial.

     •  For purposes of clause (1), a director's relationship to a business entity is material if the director or an immediate family member is an employee, owner of more than 5 percent of the equity or voting interests in that entity, the holder of debt representing more than 5 percent of consolidated assets of the entity or a general partner of the entity.

     •  For purposes of clause (2), the Company's relationship to a business entity is material if any of the following apply:

        1. The entity is a party to a relationship or transaction with the Company that (a) is not on substantially the same terms as those prevailing at the time for comparable transactions by the
           Company with other entities not having such a relationship with the director or his or her family member or (b) if terminated in the ordinary course of business, could reasonably be expected to have a material adverse effect on the business entity.

        2. The entity made payments to, or received payments from, the Company for property or services in an amount that, in any single fiscal year during the last three years, exceeded the greater of $1 million, or 2 percent of the entity's consolidated gross revenues.

                                                      A-1

                                                                                          Exhibit A (continued)

5.   Relationships with not-for-profit entities

     The director and any family member may have relationships with a not-for-profit entity only if either (1)
     the director's relationship to the not-for-profit entity is immaterial or (2) the Company's relationship to the not-for-profit entity is immaterial.

     •  For purposes of clause (1), a director's relationship to a not-for-profit entity is material if the director or an immediate family member is a director or executive officer of the not-for-profit entity.

     •  For purposes of clause (2), the Company's relationship to a not-for-profit entity is material if the
        Company makes contributions in an amount that, in any single fiscal year during the last three years, exceeds the greater of $1 million, or 2 percent of the not-for-profit entity's consolidated gross revenues.

                                                      A-2

                                                                                                      Exhibit B

                                          THE PHOENIX COMPANIES, INC.
                                            AUDIT COMMITTEE CHARTER

                                        (as amended on November 4, 2004)

The Bylaws of The Phoenix Companies, Inc. (the "Company") provide for an Audit Committee (the "Committee") of the Board of Directors (the "Board"). This charter (the "Charter") sets forth the purposes, composition and responsibilities of, and the processes to be followed by, the Committee. At least annually, the Committee shall review the adequacy of this Charter and seek its re-approval by the Board.

A.   PURPOSES

     The primary purposes of the Committee are to: (i) exercise sole responsibility for the appointment, compensation, retention, oversight and, if applicable, termination of the Company's independent auditor
     (together with such auditor's affiliates, the "Independent Auditor") including a review of the Independent
     Auditor's qualifications and independence; and (ii) assist the Board in fulfilling its oversight responsibilities, by reviewing the quality and integrity of:

     •  the Company's financial statements and financial reporting process;

     •  the Company's systems of internal accounting and financial controls;

     •  the annual independent audit of the consolidated financial statements of the Company and its subsidiaries;

     •  the Company's internal auditing and accounting processes; and

     •  the Company's legal and regulatory compliance and ethics programs as established by management and the
        Board.

     In conducting such review, the Committee shall be empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company, and to retain outside legal, accounting or other experts for this purpose. The Committee shall seek to maintain free and open communication among the Committee, the Board, the Independent Auditor, the Company's internal audit personnel and the Company's management and shall be responsible for resolving any disagreements between management and the Independent Auditor.

     In addition, the Committee shall pre-approve the provision of audit services performed by other independent auditors for those of the Company's subsidiaries whose financials are consolidated with the
     Company's. The discussion below concerning pre-approval of services performed by the Independent Auditor shall apply as well to services to be performed by such other auditors.

     The Committee shall have such additional responsibilities as may from time to time be required by applicable laws or regulations (together with the rules of the New York Stock Exchange, or NYSE,
     "Applicable Law.")

B.   COMPOSITION

     The Committee shall consist of at least three members of the Board. All members of the Committee shall be independent of the Company, its subsidiaries and their management and none shall be a current or former officer or employee of the Company or any of its subsidiaries. The Committee's composition shall satisfy the requirements for Audit Committee membership set forth in all Applicable Law. In addition, at least one member of the Committee shall have accounting or related financial management expertise (as such qualification may be interpreted by the Board) and at least one member shall qualify as a "financial expert" as such term is defined by the United States Securities and Exchange Commission (the "SEC"). The
     Committee and the Board, by resolution, may from time to time establish such additional standards for
     Committee members as they deem appropriate.

                                                      B-1

                                                                                          Exhibit B (continued)

C.   RESPONSIBILITIES AND PROCESSES

     The Committee's role is one of oversight, in reliance, without further independent verification, on the information provided by the Company's management and its Independent Auditor. The Committee recognizes that management is responsible for preparing the Company's financial statements and that the Independent
     Auditor is responsible for auditing those financial statements. Consequently, in carrying out its responsibilities and duties, the Committee shall not provide any expert or special assurances as to the
     Company's financial statements or any professional certification as to the work of the Independent
     Auditor.

     The following shall be the recurring processes of the Committee in carrying out its purposes. The
     Committee may supplement or diverge from these processes or perform any other activities consistent with this Charter, the Company's Bylaws and Applicable Law, as the Committee or the Board may deem necessary or appropriate. The Committee shall meet four times per year, or more frequently as circumstances require.
     The Committee shall report to the Board regularly on its deliberations and actions, and may ask members of management or others to attend any meeting of the Committee and to provide such information as the
     Committee may deem pertinent.

     The Committee shall have responsibility for:

     1. The appointment, compensation, retention, oversight and termination of the Independent Auditor, including a review of the Independent Auditor's qualifications and independence

        •  annually select and, subject to ratification by the shareholders, appoint the Independent Auditor;

        •  at least annually evaluate the performance of the Independent Auditor, who shall report directly to the Committee, and the performance of the lead audit partner;

        •  pre-approve all audit and permitted non-audit services to be performed by the Independent Auditor
           (subject to applicable regulations on waiver of pre-approval);

        •  at least annually, assess the independence of the Independent Auditor based upon, among other information, a written statement from such auditor identifying all relationships between it and the
           Company and upon dialogue with such auditor concerning the impact of those relationships on the auditor's objectivity and independence;

        •  at least annually, obtain and review a report of the Independent Auditor describing: the firm's internal quality control procedures; and any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

        •  as needed, review the compensation of the Independent Auditor; and

        •  as needed, based upon the Committee's evaluation of the relevant facts and circumstances, terminate the engagement of the Independent Auditor and select its replacement or, if the Independent Auditor should resign at any time, then evaluate the circumstances and determine an appropriate response, including either the re-engagement of such auditor or the engagement of another.

     2. Reviewing the quality and integrity of:

        a. the Company's financial statements and financial reporting process

           • review and discuss with management and the Independent Auditor the Company's annual audited financial statements, including: the Company's disclosures under "Management's Discussion and
             Analysis of Financial Condition and Results of Operations"; and significant issues regarding accounting, auditing and financial reporting principles and practices, and the adequacy and effectiveness of the Company's internal accounting and financial controls;

                                                      B-2

                                                                                          Exhibit B (continued)

           • review and discuss with management and the Independent Auditor any analysis or report prepared by management, internal audit staff or the Independent Auditor relating to significant financial reporting issues, including the quality and appropriateness of the Company's accounting principles as applied and significant judgments affecting the Company's financial reporting;

           • in consultation with the Independent Auditor and internal audit staff, review the integrity and quality of the Company's financial reporting processes, both internal and external;

           • review and discuss quarterly interim financial statements with management and the Independent
             Auditor prior to the filing of the quarterly financial statements to be included in the Company's quarterly reports filed with the SEC including the Company's disclosures under "Management's
             Discussion and Analysis of Financial Condition and Results of Operations";

           • discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

           • prepare and submit any report required of the Audit Committee by the rules of the SEC; and

           • review information included in the Company's annual proxy and other required filings with the SEC as it relates to accounting, auditing and financial reporting matters or the Company's relationship with the Independent Auditor.

        b. the Company's systems of internal accounting and financial control

           • review major changes to the Company's financial reporting, auditing and accounting principles and practices as suggested by the Independent Auditor, internal audit staff or management; and

           • meet at least four times annually with each of the chief financial officer, the senior internal auditing executive and the Independent Auditor in separate executive sessions to discuss any matters regarding the quality and adequacy of the Company's internal accounting and financial controls that the Committee, management or the Independent Auditor believe should be discussed confidentially.

        c. the annual independent audit of the consolidated financial statements of the Company and its subsidiaries

           • meet with the Independent Auditor prior to the annual audit to review the scope, planning and timing thereof;

           • review and discuss with the Independent Auditor any reports required under generally accepted auditing standards to be provided by it to the Committee;

           • periodically review and discuss with the Independent Auditor, out of the presence of management:
             the Company's internal controls; the Independent Auditor's recommendations, if any, for improvements in such controls and the implementation of those recommendations; the completeness and accuracy of the Company's financial statements; and any other matters required to be discussed with the Audit Committee by any applicable Statement of Audit Standards;

           • review and discuss with the Independent Auditor the Company's compliance with applicable standards established by the Financial Accounting Standard Board, the SEC, the NYSE and any other entity with jurisdiction over the Company or its subsidiaries;

           • review with the Independent Auditor any management letter provided by it to the Company, the
             Company's response thereto and any problems or difficulties encountered during the audit; and

           • set clear hiring policies for employees and former employees of the Independent Auditor.

                                                      B-3

                                                                                          Exhibit B (continued)

        d. the Company's internal auditing and accounting processes

           • review and approve the charter for the Company's internal audit department;

           • review with the Company's senior internal audit executive the scope and results of the Company's internal audit activity and periodic summaries of significant audit findings, and receive such officer's status updates relative to the annual audit plan;

           • discuss annually with the Company's senior internal audit executive the annual audit plan, internal audit costs, adequacy of staffing and coordination with the Independent Auditor; and

           • review the appointment and performance of the Company's senior internal audit executive.

        e. the Company's legal and regulatory compliance and ethics programs as established by management and the Board

           • receive reports from management, the Company's senior compliance officer, the Company's senior internal audit executive and the Independent Auditor concerning compliance by the Company and its subsidiaries with applicable laws and regulations and the Company's Code of Conduct;

           • establish procedures for the receipt, retention and treatment of complaints received by the
             Company regarding accounting, internal accounting controls or auditing matters;

           • establish procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

           • review with the Company's general counsel such legal and regulatory matters as may have a material impact on the Company's financial statements or the Company's compliance policies.

        f. the Company's risk assessment and risk management process

           • consistent with the rules of the NYSE and the oversight responsibility of the Governance
             Committee, meet periodically with management to (i) discuss policies with respect to risk assessment and risk management and (ii) review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

D.   PERFORMANCE EVALUATION

     The Committee shall annually review its own performance.

                                                                                                      Exhibit C

                                          THE PHOENIX COMPANIES, INC.
                                  ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS

                                         ARTICLE 1. INTRODUCTION

   The purposes of The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers (the "Plan") are
(a) to foster and promote the financial success of The Phoenix Companies, Inc. (the "Company") and its
majority-owned subsidiaries (each, a "Subsidiary" and collectively, the "Subsidiaries") by motivating superior performance through use of performance-related annual incentives and (b) to enable the Company and its
Subsidiaries to attract, motivate and retain the services of talented individuals whose efforts will make a significant contribution to the success of the Company and its Subsidiaries.

                                   ARTICLE II. ELIGIBILITY AND PARTICIPATION

   The Board of Directors of the Company (the "Board"), the Compensation Committee or such other committee(s)
consisting of two or more members of the Board meeting the standard for "outside directors" under Section
162(m) of the Internal Revenue Code of 1986, as amended (the "Code") as may be appointed by the Board to administer this Plan (the "Committee") shall determine which officers of the Company subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (each, an "Executive Officer"
and collectively, the "Executive Officers") shall participate in the Plan.

                                          ARTICLE III. ADMINISTRATION

   Section 3.1. Powers of the Committee. The Committee shall have the authority, subject to the terms of this
Plan, to determine the terms and conditions of any and all incentive compensation opportunities made available under the Plan including, but not limited to, (a) the target and maximum amount that may become payable,
(b) the applicable performance goals and (c) any additional restrictions that must be satisfied prior to an employee having a right to receive payment of any such incentive compensation. The Committee may establish different terms and conditions for different Executive Officers and for the same Executive Officer for each opportunity such Executive Officer may receive hereunder. The opportunities made available hereunder shall be evidenced by documentation deemed appropriate by the Committee, which may contain such terms and conditions as the Committee may determine.

   Section 3.2. Interpretation of the Plan. The Committee is authorized to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the provisions of the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee shall be final, binding and conclusive for all purposes and upon all persons.

   Section 3.3. Limitation of Changing Terms and Conditions. The terms and conditions of any incentive compensation opportunity made available to an Executive Officer shall be determined by the Committee at the time the applicable performance criteria are established, and such terms and conditions shall not be subsequently changed in a manner which would (a) be adverse to the Executive Officer without the consent of the
Executive Officer to whom such incentive compensation opportunity has been made available or (b) increase, directly or indirectly, the amount payable in respect of any incentive compensation opportunity for any
Executive Officer.

                                   ARTICLE IV. EXECUTIVE OFFICERS' INCENTIVES

   Section 4.1. Executive Officers' Incentives. The incentive compensation opportunities made available to
Executive Officers under this Plan (each, an "Executive Officer's Incentive") are intended to qualify as performance-based compensation under Section 162(m) of the Code, and shall be administered in a manner

                                                      C-1

                                                                                          Exhibit C (continued)

consistent with that intention. By such date as is determined pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee shall establish the performance goals upon which such an
Executive Officer's Incentive shall be payable, if at all, with respect to such fiscal year's performance. Any
Executive Officer's Incentive shall be earned based upon the Company's performance relative to a pre-established targeted level of return on equity, which if specified by the Committee at the time that the award is made, may be determined based on such adjustments as the Committee shall determine and specify;
provided, however, the Committee may select one or more different (or additional) criteria from among those listed in the next succeeding sentence as to all or any portion of the incentive opportunity made available hereunder to any Executive Officer. Should the Committee wish to employ different or additional performance criteria with respect to all or any portion of the incentive opportunity made available to any Executive
Officer, such criteria shall be based on measures relating to one or more of the following: sales; revenues;
earnings per share; net income; operating income; cash flow; stock price; cash operating income; risk-based capital ratio; debt to capital ratio; operating margin; assets under management; market capitalization; net assets; or any rating by a nationally recognized statistical rating organization. The performance criteria applicable to any Executive Officer's Incentive may relate to the performance of the Company, any Subsidiary, or any unit or business segment of the Company or any Subsidiary and may be measured by absolute performance or a relative comparison of entity performance to the performance of a peer group or other external measure. At the time the performance criteria applicable to any Executive Officer's Incentive are established, the
Committee shall specify the formula for determining the amount of compensation that may be earned if actual performance is less than, equal to or greater than the applicable targeted level of performance.

   Section 4.2. Maximum Amount Payable. The maximum amount payable to any Executive Officer in respect of an
Executive Officer's Incentive shall be established by the Committee at the time at which the performance targets are established under Section 4.1, provided that in no event shall such amount exceed $5,000,000.
Notwithstanding the preceding sentence, nothing in this Section 4.2 or elsewhere in the Plan shall preclude the
Committee from exercising discretion to lower the amounts payable under any Executive Officer's Incentive from the amount allowed to be paid hereunder, on any bases determined by the Committee.

                                   ARTICLE V. GENERALLY APPLICABLE PROVISIONS

   Section 5.1. Termination of Employment. Payment of any incentive compensation under the Plan shall be conditioned on the continuous employment of the Executive Officer by the Company and/or one of its Subsidiaries
through the date such compensation is paid, unless otherwise determined by the Committee or as specified in accordance with any applicable termination plan, policy, practice or contract of the Company or any Subsidiary.

   Section 5.2. Payment. If, following the end of a fiscal year, the Committee determines that the relevant performance criteria for such fiscal year have been satisfied, in whole or in part, and certifies that result, the Company shall make payment to each Executive Officer of the amount specified for such Executive Officer pursuant to the formula established with respect to such Executive Officer's Executive Officer's Incentive (or such lesser amount as the Committee shall determine to be appropriate). Payment of any amount earned under the
Plan shall be made in cash, unless the Committee directs that such obligation be satisfied, in whole or in part, in the form of a grant of an equity award under another plan maintained by the Company (subject to applicable law and the approval of the administrator of the applicable equity plan).

   Section 5.3. Term; Termination and Amendment. This Plan shall be effective upon approval by the Board, provided that no amount may be paid to an Executive Officer unless the stockholders of the Company approve the
Plan. Except as expressly provided herein, the Board may terminate or amend the Plan in any respect at any time, provided that, solely to the extent required to continue to qualify Executive Officer's Incentives as other performance-based compensation for purposes of Section 162(m) of the Code, any amendment to the Plan shall be subject to the approval of the stockholders of the Company.

   Section 5.4. No Limitation to Corporate Action. Nothing in this Plan shall preclude the Committee, as it shall deem necessary or appropriate, from authorizing the payment to any Executive Officer of compensation outside the parameters of this Plan, including, without limitation, base salaries, awards under any other plan of the Company and/or its Subsidiaries (whether or not approved by stockholders), any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments.

                                                      C-2

                                                                                          Exhibit C (continued)

   Section 5.5. Tax Withholding. The Company and any of its Subsidiaries (as appropriate) shall have the power to withhold an amount sufficient to satisfy Federal, state and local withholding tax requirements on any award under this Plan, and the Company, or any of its Subsidiaries, as appropriate, may defer the payment of any such award until such requirements are satisfied.

   Section 5.6. Inalienability of Interests. No Executive Officer's interests under this Plan shall be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized. This Plan is an unfunded plan and participants in this Plan shall have the status of unsecured creditors of the Company with respect to this Plan.

   Section 5.7. Limited Effect. Neither the establishment of this Plan nor participation in this Plan shall give an Executive Officer the right to remain in the employ of the Company or any of its Subsidiaries. The adoption of this Plan shall have no effect on awards made or to be made or compensation paid or to be paid pursuant to other plans, policies, practices or contracts covering employees of the Company or its
Subsidiaries.

   Section 5.8. Governing Law. All questions pertaining to the construction, validity and effect of this Plan, or to the rights of any person under this Plan, shall be determined in accordance with the laws of the State of
New York, without giving effect to the conflicts of law provisions thereof.

                                                      C-3

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Information Lines:

   If you have questions about this proxy statement or the Annual Meeting, please call Phoenix Investor
Relations at 860.403.7100.

   If you have other questions related to your status as a shareholder, please call Phoenix Shareholder
Services toll-free at 800.490.4258.

Written Correspondence:

Mail to:
The Bank of New York
Shareholder Services Department 12-E
P.O. Box 11258
Church Street Station
New York, New York 10286

Web site: PhoenixWealthManagement.com

Electronic Delivery:

   If you received this proxy statement in hard copy, you may obtain electronic delivery of future annual meeting materials by logging onto the Web site www.giveconsent.com/pnx and following the instructions.
Electronic delivery saves the Company a significant portion of the costs associated with printing and mailing its annual meeting materials. The Company also believes that shareholders will find this service convenient and useful. By providing the appropriate information when you vote by proxy via the Internet, you can consent to receive future proxy materials and/or annual reports electronically. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, then the Company will send you a notice by electronic mail explaining how to access these materials, but will not send you paper copies of these materials unless you request them. The Company may also choose to send one or more items to you in paper form despite your consent to receive them electronically. If you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., on-line fees) in connection with the electronic delivery of the proxy materials and annual report. Your consent will be effective until you revoke it by terminating your registration at the Web site www.giveconsent.com/pnx. If you hold your shares in street name, please contact your bank or broker to learn how to get electronic delivery.

(All URLs referred to in this proxy statement are intended to be inactive textual references only. They are not intended to be active hyperlinks to any Web site. The information on any Web site which might be accessible through a hyperlink resulting from this or any other URL referenced in this proxy statement is not intended to be part of this proxy statement and is not incorporated herein by reference.)

                                          The Phoenix Companies, Inc.
                                        One American Row, P.O. Box 5056
                                    Hartford, Connecticut 06102-5056 U.S.A.

[LOGO]PHOENIX

      The Phoenix Companies, Inc.

                                               ADMISSION TICKET

                                          The Phoenix Companies, Inc.

                                      2005 Annual Meeting of Shareholders

                                           Thursday, April 28, 2005

                                                 10:00 a.m. at

                                               One American Row
                                                 Hartford, CT

                          Please retain this portion of the Proxy Card if you wish to attend the Annual Meeting of Shareholders in person.

                  You must present this portion of the Proxy Card at the door for admission.

                              Seating will be on a first-come, first-serve basis
                         and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

                                               ADMISSION TICKET

                                             FOLD AND DETACH HERE
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P R O X Y                                  THE PHOENIX COMPANIES, INC.

                          Proxy for Annual Meeting of Shareholders On April 28, 2005

                          This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Beers, Carole A. Masters and Tracy L. Rich, or any of them, each with full powers of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of The
Phoenix Companies, Inc. to be held on April 28, 2005 at 10:00 a.m. Eastern time, and at any adjournment or postponement thereof, and to vote, on the items set forth on the reverse side, the number of shares the undersigned would be entitled to vote if personally present.

If shares of The Phoenix Companies, Inc. common stock are issued to or held for the account of the undersigned under any employee plan and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of The
Phoenix Companies, Inc. common stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournment or postponement thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. THIS PROXY WILL ALSO BE VOTED IN THE
DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS (OR, IN THE CASE OF A VOTING PLAN, WILL BE VOTED IN THE
DISCRETION OF THE PLAN TRUSTEE OR ADMINISTRATOR) AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR
POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE BY TELEPHONE OR THROUGH THE INTERNET.
                                                                  (Continued and to be signed, on reverse side)

   Address Change/Comments

------------------------------                    THE PHOENIX COMPANIES, INC.
                                                  P.O. BOX 11029
------------------------------                    NEW YORK, N.Y. 10203-0029

------------------------------

---------------------------------------------------------------------------------------------------------------

                                          The Phoenix Companies, Inc.

                           Notice of Annual Meeting of Shareholders - April 28, 2005

The Annual Meeting of Shareholders will be held on Thursday, April 28, 2005 at 10:00 a.m. at The Phoenix
Companies, Inc., One American Row, Hartford, CT 06102. Only shareholders of record at the close of business on
March 7, 2005 will be entitled to vote at the meeting.

                                                                      By Order of the Board of Directors

                                                                      /s/John H. Beers

                                                                      John H. Beers, Secretary

Your vote is important. Please vote immediately by completing, detaching and returning the proxy card below or vote:

                         BY INTERNET                              BY TELEPHONE

                         LOG ON TO                                 (toll-free)

              https://www.proxyvotenow.com/pnx                   1-866-287-9713

              If you vote over the internet or by telephone, please do not mail your proxy card.

                           DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
---------------------------------------------------------------------------------------------------------------

     PLEASE MARK, SIGN, DATE                  [X]
     AND RETURN THE PROXY          Votes MUST be indicated
     CARD PROMPTLY, USING THE      (x) in Black or Blue ink.
     ENCLOSED ENVELOPE.

                                                                                          FOR  AGAINST  ABSTAIN
1. Election of Directors                       2. Approval of The Phoenix Companies, Inc. [ ]    [ ]      [ ]
                                                  Annual Incentive Plan for
   FOR ALL [ ]   FOR ALL [ ]   WITHHOLD [ ]       Executive Officers
   nominees      EXCEPT as     AUTHORITY
   listed        noted         to vote         3. Ratification of the appointment of       [ ]    [ ]     [ ]
   below         below         for all            PricewaterhouseCoopers LLP as
                               nominees           Independent Auditor
                               listed below
                                                          If you plan to attend the Annual Meeting,       [ ]
 Nominees: 01 Sal H. Alfiero, 02 Martin N. Baily,         please mark this box
           03 John H. Forsgren, 04 John E. Haire,
           05 Thomas S. Johnson                           If address change has been noted on the
                                                          reverse side of this card, please mark this box [ ]
INSTRUCTION: To withhold authority to vote for any
individual nominee(s) mark the second box above and       If comments have been noted on the
write their name(s) on the line provided below.           reverse side of this card, please mark this box [ ]

EXCEPTIONS: _____________________________________

                                                    -----------------------------------------------------------

                                                      S C A N   L I N E

                                                    -----------------------------------------------------------

Please sign this proxy exactly as name appears to the above.
When shares are held by joint tenants, both should sign.
When signing as the shareholder's attorney, administrator,
trustee or guardian please give full title as such. Please
see reverse side.                                        ________  _______________________  ___________________
                                                          Date      Shareholder sign here    Co-Owner sign here

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